United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

Littelfuse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Littelfuse, Inc.

O’Hare Plaza

8755 West Higgins Road, Suite 500

Chicago, Illinois 60631

Notice of Annual Meeting of Stockholders

APRIL 24, 2015

The 2015 annual meeting of the stockholders of Littelfuse, Inc. (the “Company”) will be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, on Friday, April 24, 2015 at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

1.	To elect seven directors to serve a term of one year and until their successors are elected and qualified;

2.

To approve and ratify the appointment by the Audit Committee of the Board of Directors of the Company of Grant Thornton LLP as the Company’s independent auditors for the fiscal year of the Company ending January 2, 2016;

3.	To re-approve the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan;

4.	To conduct an advisory (non-binding) vote on the compensation of our named executive officers (“NEOs”); and

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Stockholders of record of the Company at the close of business on February 26, 2015 will be entitled to vote at the meeting.

Mary S. Muchoney Secretary

March 13, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 24, 2015:

Whether or not you plan to attend the annual meeting, your vote is important. Please read the attached Proxy Statement and promptly complete, execute and return the enclosed proxy in the accompanying postage-paid envelope. If you attend the annual meeting, you may revoke your proxy and vote in person if you so desire.

The Proxy Statement and the 2014 Annual Report to Stockholders of Littelfuse, Inc., including the Annual Report on Form 10-K for the fiscal year ended December 27, 2014, are available at www.proxyvote.com.

TABLE OF CONTENTS

Proxy Statement	1
Forward-Looking Information	1
Voting	2
Ownership of Littelfuse, Inc. Common Stock	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
Proposal No. 1 Election of Directors	7
Information Concerning the Board of Directors and Its Committees	9
Compensation Committee Interlocks and Insider Participation	15
Executive Compensation	15
Compensation Discussion and Analysis	15
Compensation Committee Report	29
Compensation Tables and Narrative Disclosures	30
Certain Relationships and Related Transactions	42
Report of the Audit Committee	43
Proposal No. 2 Approval and Ratification of Appointment of Independent Auditors	44
Proposal No. 3 Re-Approval of the Performance Goals in the Littelfuse, Inc. Long-Term Incentive Plan	46
Proposal No. 4 Advisory (non-binding) Vote on Compensation of NEOs	54
Compensation Plan Information	55
Stockholder Proposals	55
Other Matters	56

Proxy Statement

For

Annual Meeting Of Stockholders

To Be Held On

APRIL 24, 2015

We are furnishing this Proxy Statement to the stockholders of Littelfuse, Inc. in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders to be held on April 24, 2015. The annual meeting will be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, at 9:00 a.m., local time, and at any postponements or adjournments of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “Littelfuse” refer to Littelfuse, Inc.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to us sent to the attention of our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, execution of a subsequent proxy, voting on the Internet or by telephone or attendance at the annual meeting and voting in person. Mere attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any postponements or adjournment thereof.

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or in person.

Under Securities and Exchange Commission rules, this Proxy Statement, our 2014 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2014, and other proxy materials are available online at www.proxyvote.com. We encourage you to access and review all of the important information in the proxy materials before voting. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about March 13, 2015.

The Board of Directors recommends a vote FOR ALL the nominees for director named in Proposal No. 1, a vote FOR the approval and ratification of the appointment of Grant Thornton LLP as independent auditors as discussed in Proposal No. 2, a vote FOR the re-approval of the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan in Proposal No. 3 and a vote FOR the approval of the compensation of our NEOs as discussed in Proposal No. 4.

Forward-Looking Information

Statements in this Proxy Statement not based on historical facts are considered “forward looking” and, accordingly, may involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. See our Annual Report on Form 10-K for the year ended December 27, 2014 (the “2014 Annual Report on Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors in Item 1A. “Risk Factors.”

  Voting

Record Date; Stock Outstanding and Entitled to Vote; Voting of Proxies

Stockholders of record on the books of the Company at the close of business on February 26, 2015, the record date for the annual meeting, will be entitled to notice of and to vote at the meeting. On February 26, 2015, we had outstanding 22,759,523 shares of our common stock, par value $.01 per share. Each outstanding share of common stock entitles the holder to one vote per share on each matter submitted to a vote at the meeting.

A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to our annual meeting during ordinary business hours for a period of at least ten days prior to the meeting at our headquarters located at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631 and at Wells Fargo Bank, N.A., our transfer agent, at 161 North Concord Exchange South, St. Paul, Minnesota 55075.

The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR ALL of the nominees for director, FOR the approval and ratification of the appointment of Grant Thornton LLP as independent auditors, FOR the re-approval of the of the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan and FOR the approval of the compensation of our NEOs. In the event any nominee for director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominated by the Board. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted at the discretion of the named proxies.

Quorum and Abstentions; Broker Non-Votes

A quorum of stockholders is required for the transaction of business at our annual meeting. Our bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at our annual meeting other than the ratification of our independent auditors. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote “against” the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote.

Required Vote

Assuming that a quorum is present, our stockholders may take action at our annual meeting with the votes described below.

Election of Directors. Except in the event of a contested election, each director to be elected by shareholders shall be elected by the vote of the majority of the votes cast at a meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes “withheld” or cast “against.” Votes cast exclude abstentions and any “broker non-votes” with respect to that director’s election. In the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present.

In addition, our Corporate Governance Guidelines include a resignation policy, which provides, among other things, that if a nominee for our Board of Directors does not receive a majority of the votes cast:

•	such nominee must tender his or her resignation within ten business days;

•	the Corporate Governance and Nominating Committee of the Board of Directors must recommend to our Board of Directors whether such resignation should be accepted or rejected; and

•	our Board of Directors must take final action no later than 90 days after the shareholder vote.

Ratification of the Appointment of Grant Thornton LLP as our Independent Auditors. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the ratification of Grant Thornton LLP as independent auditors.

Re-Approval of the Performance Goals in the Littlefuse, Inc. Long-Term Incentive Plan. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the re-approval of the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan.

Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers. With respect to approval of the compensation of our NEOs, the affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required to approve the proposal. The stockholder vote with respect to approval of the compensation of our NEOs is advisory in nature and will not be binding on the Company. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcomes of the advisory vote when making future decisions regarding executive compensation.

Ownership Of Littelfuse, Inc. Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 26, 2015, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each executive officer named in the Summary Compensation Table and by all of our directors and executive officers as a group. Information concerning persons known to us to be beneficial owners of more than 5% of our common stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the SEC. Of the shares reported, none are subject to pledge or lien in a margin account or pursuant to a loan agreement.

	Number of Shares of Common Stock Beneficially Owned(a)
	Shares	Percent
BlackRock, Inc. (b)	1,921,669	8.4%
40 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc. (c)	1,482,223	6.5%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
T. J. Chung (d)	24,596	*
Cary T. Fu (e)	3,302	*
Anthony Grillo (f)	82,996	*
John E. Major (g)	32,154	*
William P. Noglows (h)	26,997	*
Ronald L. Schubel (i)	37,894	*
Michael P. Rutz (j)	5,332	*
Philip G. Franklin (k)	52,756	*
David W. Heinzmann (l)	60,183	*
Gordon Hunter (m)	80,990	*
Ryan K. Stafford (n)	45,092	*
All current directors and executive officers as a group (17 persons)	557,305	2.4%

*Indicates ownership of less than 1% of common stock.

(a)

Except as indicated in the footnotes to the table, the number of shares of common stock beneficially owned and percentage ownership are based on our outstanding common stock as of February 26, 2015, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding stock options and restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after February 26, 2015 are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the number of shares of common stock beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(b)

As reported in an amendment to its Schedule 13G filed with the SEC on January 22, 2015, 1,921,669 shares represent the total number of shares beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2014. BlackRock has sole voting power as to 1,871,337 shares and sole dispositive power as to all of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

(c)

As reported in its Schedule 13G filed with the SEC on February 10, 2015, 1,482,223 shares represent the total number of shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”), a registered investment adviser, as of December 31, 2014. Vanguard has sole voting power as to 30,352 shares and shared dispositive power as to 28,652 shares, which are held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., Vanguard’s wholly-owned subsidiaries, and sole dispositive power as to 1,453,571 shares.

(d)	Includes 6,729 stock options granted under the Long-Term Plan (as defined below) which are currently exercisable or within 60 days of February 26, 2015.

(e)	Includes 1,594 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(f)	Includes 13,942 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(g)	Includes 6,729 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(h)	Includes 10,942 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(i)	Includes 12,942 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(j)	Includes 2,417 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(k)	Includes 30,650 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(l)	Includes 35,590 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(m)	Includes 39,840 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

(n)	Includes 24,734 stock options granted under the Long-Term Plan which are currently exercisable or within 60 days of February 26, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the fiscal year ended December 27, 2014 our directors, executive officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

Proposal No. 1

Election Of Directors

The Board currently consists of seven members. All of our current directors are standing for re-election. We are asking our stockholders to elect seven directors at the annual meeting to serve a term of one year and until their successors have been elected and qualified. The nominees for director, all of whom are now serving as directors, are listed below together with certain biographical information as of March 13, 2015.

The Board of Directors recommends that the stockholders vote FOR ALL of the nominees listed below as directors.

Tzau-Jin (T. J.) Chung, age 52, has been a director of Littelfuse since July 2007. Mr. Chung is President and CEO of Navman Wireless, a market leader in fleet management solutions and GPS technologies. Mr. Chung assumed his position in early 2007 upon the acquisition of Navman Wireless from the New Technologies Division of Brunswick Corporation. Previously, Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that, he served as Vice President — Strategy of Brunswick Corporation, where he was responsible for corporate-wide strategic planning, mergers and acquisitions and information technology. Mr. Chung earned his bachelor’s degree in science, electrical and computer engineering from the University of Texas — Austin. He also holds a Master of Science degree in computer science from North Carolina State University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mr. Chung has been determined by the Board to be “independent” under the listing standards of the Nasdaq Global Select Market (“NASDAQ”). In nominating Mr. Chung for election as a director, our Board focused on his past experience in developing new products and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors. Mr. Chung serves on the Technology and the Nominating and Governance Committees and is the Chairman of the Compensation Committee.

Cary T. Fu, age 66, has been a director of the Company since July 2012. Mr. Fu is the co-founder of Benchmark Electronics, Inc. (“Benchmark Electronics”) and was a director of Benchmark Electronics from 1990 through 2012 and Chairman of the Board from May 2009 until December 2012. He served as Chief Executive Officer of Benchmark Electronics from September 2004 to December 2011, President and Chief Executive Officer of Benchmark Electronics from September 2004 to December 2006, President and Chief Operating Officer of Benchmark Electronics from May 2001 to September 2004, Executive Vice President from 1990 to May 2001 and Executive Vice President — Financial Administration from 1990 to April 1992. He also served Benchmark Electronics as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996 and from 1986 to 1988 and Assistant Secretary from 1988 to 1990. In addition, Mr. Fu also served as a director of Benchmark Electronics from 1986 to 1988. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of Benchmark Electronics and another subsidiary of Intermedics. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant. Mr. Fu also serves on the board of directors of Teradata Corporation. Mr. Fu has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Fu for election as a director, our Board focused on his past experience in the industry and unparalleled management experience. Mr. Fu serves on the Technology Committee and is Chairman of the Audit Committee.

Anthony Grillo, age 59, has been a director of Littelfuse since December 1991. Mr. Grillo is the founder of American Securities Advisors, LLC, an advisory and investment firm established in 2005. From 2001 through 2004, Mr. Grillo was a Senior Managing Director of Evercore Partners, Inc., an investment banking boutique providing advisory services to multinational corporations on significant mergers, acquisitions, divestitures, restructurings and other strategic corporate transactions, where he founded the restructuring practice for the firm. From 1999 through 2001, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. From 1991 through 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, Mr. Grillo was the co-founder of Blackstone’s Restructuring and Reorganization Group, Chief Operating Officer of the firm’s mergers and acquisitions practice and a member of its Investment Committee. Mr. Grillo served as Chairman of the Board of Silicon Graphics, Inc. and as the Chairman of its Compensation Committee. Mr. Grillo has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Grillo for election as a director, our Board focused on his past experience in the financial markets, his experience with corporate acquisitions, his value as an audit committee financial expert and the knowledge of the Company that he has gained and shared from serving as a director since 1991 as important attributes for his continuing to serve as one of our directors. Mr. Grillo serves on the Audit Committee.

Gordon Hunter, age 63, has been a director of Littelfuse since June 2002 and became our Chairman of the Board, President and Chief Executive Officer in January 2005. Mr. Hunter became our Chief Operating Officer in November 2003. Prior to joining Littelfuse, Mr. Hunter was Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation. Mr. Hunter also served in a variety of positions during a 20-year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated, the Board of Directors of Veeco Instruments, Inc., where he serves on the Compensation Committee and the Strategic Planning Committee, and the Board of Directors of CTS Corporation. Mr. Hunter holds a BS in electrical engineering from the University of Liverpool, England, and an MBA from London Business School. In nominating Mr. Hunter for election as a director, our Board focused on his leadership, vision and execution as our Chief Executive Officer in growing and reshaping the Company and setting and communicating the proper cultural and behavioral tone as important attributes for his continuing to serve as one of our directors. Mr. Hunter is the Chairman of the Technology Committee.

John E. Major, age 69, has been a director of Littelfuse since December 1991. Mr. Major has been President of MTSG, a strategic consulting and investments company, since January 2003. From April 2004 to October 2006, Mr. Major served as Chief Executive Officer of Apacheta Corporation, a mobile wireless software company whose products are used to manage retail inventory, service and deliveries. From August 2000 through January 2003, he was Chairman and Chief Executive Officer of Novatel Wireless Inc., a wireless data access solutions company. Previously, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture that developed a unique solution to allow all Internet-enabled devices, including cell phones, to access critical corporate information such as email, contacts and calendar entries in a convenient and secure manner. Prior to joining Wireless Knowledge, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division, where he managed the high growth rate and global expansion of the company’s infrastructure business. Under his leadership, the division achieved a leading position in open interface, wireless systems and developed a new line of extremely compact base stations. Prior to that, for approximately 18 years, Mr. Major held various executive and leadership positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer, where he directed a broad range of research initiatives and led Motorola’s efforts to develop world class excellence in software.

Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major holds eleven U.S. patents.

Mr. Major is the past chairman of the Telecommunications Industry Association (TIA) and the Electronic Industries Association (EIA). He served on the University of California President’s Board on Science and Innovation. He serves on the Dean’s Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago Engineering School Advisory Board. Mr. Major serves as Chairman Emeritus of the Board of CommNexus, a nonprofit telecom industry group and as Chairman of the Board of the La Jolla Institute for Allergy and Immunology.

Mr. Major’s distinguished career and successes in a range of areas, including his senior management leadership at both large and startup technology companies, as well as his drive for innovation, as evidenced by his achievements at Wireless Knowledge, Qualcomm and Motorola, make Mr. Major a valuable contributor to our Board of Directors. Mr. Major also brings considerable directorial, financial and governance experience to the Board, currently serving on the boards of directors and several board committees of Lennox International, Inc., Broadcom Corporation, Pulse Electronics, Resonance and ORBCOMM Inc.

Mr. Major has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Major for election as a director, our Board focused on his seasoned experience from having served as an executive officer and on the boards and board committees of varied technology companies, his vision and expertise in matters of corporate governance, his expertise in technical development and the knowledge of the Company that he has gained and shared as a director since 1991 as important attributes for his continuing to serve as one of our directors. Mr. Major serves on the Audit and Technology Committees and is the Chairman of the Nominating and Governance Committee.

William P. Noglows, age 57, has been a director of Littelfuse since February 2007. Mr. Noglows is the current Executive Chairman, and former Chairman, President and Chief Executive Officer of Cabot Microelectronics Corporation (NASDAQ:CCMP), a leading worldwide supplier of consumable products used in the semiconductor manufacturing process. Mr. Noglows became Executive Chairman at Cabot Microelectronics Corporation in 2015, and Chairman, President and Chief Executive Officer in 2003. Prior to that, he was an Executive Vice President and General Manager at Cabot Corporation. He received a bachelor’s degree in chemical engineering from the Georgia Institute of Technology. Mr. Noglows has been determined by the Board to be “independent” under NASDAQ listing standards. Mr. Noglows also serves on the Board of Directors of Aspen Aerogels, Inc. (ASPN) and is the Chairman of its Compensation Committee. In nominating Mr. Noglows for election as a director, our Board focused on his experience as chief executive officer of a leading public company and his expertise in developing technology as important attributes for his continuing to serve as one of our directors. Mr. Noglows serves on the Compensation and Nominating and Governance Committees and is the independent Lead Director.

Ronald L. Schubel, age 71, has been a director of Littelfuse since June 2002. In October 2007, Mr. Schubel retired as Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems. He began his career with Molex in 1981, spending five years in Singapore as President of the Far East South Region. Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years. His last position with General Motors was Director of Operations for the Packard Electric Division. In addition, Mr. Schubel serves as the Chairman of the Board of Trustees for the Edward-Elmhurst Health Service Corporation, a nonprofit corporation. In addition he serves on the board of the Edward Cayman Corporation for investment and insurance support of Edward-Elmhurst and its affiliate of the EHSC Cayman Segregated Portfolio Company, which is the insurance company of EHSC. Further, Mr. Schubel is an advisor for Oaktree Capital working with the board of directors of Isola Group Ltd. Mr. Schubel has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Schubel for election as a director, our Board focused on his knowledge of managing manufacturing operations and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors. Mr. Schubel serves on the Compensation and Technology Committees.

Information Concerning The Board Of Directors And Its Committees

Compensation of Directors.

For the 2014 fiscal year, directors who are not our employees are paid an annual retainer of $65,000, plus reimbursement of reasonable expenses relating to attendance at meetings. Directors are not paid any additional fees for attendance at meetings. In addition, our Lead Director is paid an additional annual retainer of $15,000, the Chairperson of the Audit Committee is paid an additional annual retainer of $18,000, the Chairperson of the Compensation Committee is paid an additional annual retainer of $15,000, the Chairperson of the Nominating and Governance Committee is paid an additional annual retainer of $7,500, and the Chairperson of the Technology Committee is paid an additional annual retainer of $5,000. No additional fees are paid to directors who are also our full-time employees.

In addition to cash compensation, each non-employee director receives a grant of equity under the Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) comprised of one-third options and two-thirds restricted stock units (“RSUs”) upon his or her election or reelection to the Board at the Company’s Annual Meeting of Stockholders. The value of the annual grant of equity is equal to $95,000, based on a valuation performed by the Compensation Committee’s independent consultant. The stock options vest ratably over three years, have an exercise price equal to the fair market value of our common stock on the date of grant, and have a seven-year term. The RSUs vest ratably over three years and entitle the director to receive one share of common stock per unit upon vesting. On April 25, 2014, Messrs. Chung, Grillo, Fu, Major, Noglows and Schubel were each granted 1,350 options to purchase shares of common stock and 774 RSUs.

Non-employee directors may elect to defer receipt of their cash fees under the Littelfuse Deferred Compensation Plan for Non-employee Directors (the “Directors Plan”) and defer payout of their equity grants and any dividend distributions under the Long-Term Plan. All deferrals are deposited with a third-party trustee, where they (and any distributions thereon) are invested in Littelfuse common stock. Deferred cash fees are generally paid in a lump sum or installments when the director ceases to be a director of Littelfuse. Deferred equity grants are generally paid out when the director ceases to be a director or the date specified by the director at the time of his or her deferral election. Deferred payments owing to Gordon Hunter as a result of his prior service as a non-employee director are expected to be delayed an additional six months following his separation from service as both a director and employee of Littelfuse as required by law due to his status as a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table sets forth compensation paid to all persons who were non-employee directors at any time during 2014:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
T. J. Chung	$80,000	$72,059	$35,438	-	-	-	$187,497

Cary T. Fu	$74,000	$72,059	$35,438	-	-	-	$181,497

Anthony Grillo (a)	$74,000	$72,059	$35,438	-	-	-	$181,497

John E. Major	$72,500	$72,059	$35,438	-	-	-	$179,997

William P. Noglows (a)	$80,000	$72,059	$35,438	-	-	-	$187,497

Ronald L. Schubel	$65,000	$72,059	$35,438	-	-	-	$172,497

(a)	Fees earned by these directors include amounts deferred under the Directors Plan.

(b)

The amounts in this column reflect the full grant date fair value for the fiscal year ended December 27, 2014, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock unit awards under the Long-Term Plan. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements included in our 2014 Annual Report on Form 10-K. The full grant date fair value of each restricted stock unit awarded in 2014, determined in accordance with FASB ASC Topic 718, without regard to when the award was recognized for financial reporting purposes, is equal to $93.10. As of December 27, 2014, the aggregate numbers of RSUs outstanding (including RSUs that have been deferred under the Long-Term Plan) were: Mr. Chung, 9,035 shares; Mr. Fu, 1,396 shares; Mr. Grillo, 3,183 shares; Mr. Major, 3,183 shares; Mr. Noglows, 2,039 shares; and Mr. Schubel, 3,183 shares.

(c)

The amounts in these columns reflect the full grant date fair value for the fiscal year ended December 27, 2014, in accordance with FASB ASC Topic 718 of option awards under the Long- Term Plan. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements included in our 2014 Annual Report on Form 10-K. The full grant date fair value of each option awarded in 2014, determined in accordance with FASB ASC Topic 718, without regard to when the award was recognized for financial reporting purposes, is equal to $26.25. As of December 27, 2014, the aggregate numbers of shares underlying option awards outstanding were: Mr. Chung, 8,201 shares; Mr. Fu, 3,066 shares; Mr. Grillo, 25,829 shares; Mr. Major, 8,201 shares; Mr. Noglows, 14,829 shares; and Mr. Schubel, 17,829 shares.

Stock Ownership Policy.

In February 2011, the Board adopted a stock ownership policy that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company. Each non-employee director is required to hold a number of shares equal to five times (5x) the amount of his annual cash retainer. All new directors have five years from the date of election or appointment to satisfy their required stock ownership level. Until such time as a director achieves the required stock ownership level, the director is required to retain 50% of the shares of common stock realized from any equity awards granted by the Company. In the case of stock options, such shares are limited to “net shares” that remain after shares are sold or withheld to pay the exercise price of stock options, if applicable. Failure of a director to satisfy the applicable stock ownership level within the required compliance period may result in the director being ineligible to receive his annual equity award or being subject to a 100% retention requirement. All of our directors are in compliance with the guidelines and requirements set forth in our stock ownership policy except for Mr. Fu, who has been a director of the Company since July 2012 and who has until July 2017 to meet his holding requirement.

Attendance at Meetings.

The Board held seven meetings during fiscal year 2014. All of the directors attended 100% of the meetings of the Board and the committees on which they served. Consistent with our policy, all of our directors attended our 2014 annual meeting of stockholders.

      Independent members of our Board regularly meet in executive session without management present. Stockholders wishing to communicate directly with the Board or individual directors should communicate in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will in turn promptly forward such communication to the directors.

Board Leadership Structure and Role in Risk Oversight.

Our Chief Executive Officer, Gordon Hunter, also serves as the Chairman of the Board. Additionally, William Noglows serves as the independent Lead Director. Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our CEO and Chairman of the Board. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight. In understanding our structure, it is important to remember that Mr. Hunter served as a director of Littelfuse before serving as an executive officer.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal, regulatory, compensation and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition, the full Board and each committee of the Board conducts an annual self-assessment based on feedback received from the individual members of the Board and each committee.

We reviewed our compensation policies and practices to assess whether such policies and practices as they relate to the Company’s employees were reasonably likely to have a material adverse effect on the Company. This assessment was made by the Executive Vice President, Chief Legal and Human Resources Officer and senior members of the Company’s human resources department in consultation with outside counsel. Where appropriate, the Executive Vice President, Chief Legal and Human Resources Officer and the senior members of the Company’s human resources department sought input from the Compensation Committee’s compensation consultant, the Company’s accounting and financial staff, and other senior management. We concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices, including:

●	Use of a variety of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

●	Our annual incentive program awards are capped to limit windfalls;

●	The Compensation Committee has the ability to apply negative discretion over annual incentive program payouts;

●

Our equity incentive awards vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short-term gain is discouraged because it would not maximize the value of equity incentive awards over the long term; and

●

Our executive officers and directors are subject to a stock ownership policy that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Technology Committee. Each of these committees has a written charter approved by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
T. J. Chung		Chairman	X	X
Cary T. Fu	Chairman			X
Anthony Grillo	X
Gordon Hunter				Chairman
John E. Major	X		Chairman	X
William P. Noglows		X	X
Ronald L. Schubel		X		X

Audit Committee.

The Audit Committee of the Board (the “Audit Committee”) is responsible for, among other things, the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. It is also the responsibility of the Audit Committee to (1) review the adequacy and effectiveness of the accounting and financial controls and procedures of the Company and (2) review transactions posing a potential conflict of interest between us and our directors, officers and affiliates. A copy of the Audit Committee Charter is available on our website at www.littelfuse.com. The Audit Committee met seven times in 2014. Members of the Audit Committee are Cary T. Fu, (Chairman), John E. Major and Anthony Grillo each of whom has been deemed by the Board to be “independent” and to meet the enhanced requirements for audit committee members under the NASDAQ rules and listing standards and the rules and regulations of the SEC. The Board has determined that Messrs. Fu and Grillo are “audit committee financial experts” as defined by the SEC based on Mr. Fu’s prior experience as a certified public accountant, and Mr. Grillo’s experience as a certified public accountant, an investment banker and a private equity investor.

Compensation Committee.

The charter for the Compensation Committee of the Board (the “Compensation Committee”) is posted on our website at www.littelfuse.com. The Compensation Committee is charged in the charter with the authority to, among other things, review our compensation practices and policies, review and recommend to the Board for its consideration and determination the compensation for the directors, Chief Executive Officer and the other executive officers, evaluate Chief Executive Officer performance, and annually review and report on our compensation discussion and analysis and recommend its inclusion in our 2014 Annual Report on Form 10-K and Proxy Statement. The Compensation Committee held five meetings in 2014. The members of the Compensation Committee are T.J. Chung(Chairman), William P. Noglows and Ronald L. Schubel, each of whom has been deemed by the Board to be independent under NASDAQ listing standards. See the “Compensation Committee Report” below.

Processes and Procedures.

The Compensation Committee focuses on good governance practices and procedures in its operation. In 2014, this included:

●	Considering compensation for the NEOs in the context of all of the components of total compensation;

●	Reviewing prior compensation for the NEOs, including all components of total compensation;

●	Conducting executive sessions with Compensation Committee members only;

●	Reviewing and approving, on substantially the same terms, the renewal of existing Change of Control Agreements which expired on December 31, 2014; and

●

Obtaining professional advice from Compensation Strategies, Inc., an outside compensation consultant engaged directly by the Compensation Committee, that enabled the Compensation Committee to make decisions in the Company’s best interests, and having direct access to the outside compensation consultant.

Delegation of Authority.

The Compensation Committee charter does not provide authority to the Compensation Committee to delegate to anyone its role and responsibilities with respect to executive officer compensation. However, pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties.

Independent Compensation Consultant.

The Compensation Committee has the authority under its charter to engage services of outside advisors to assist in carrying out its duties. Under this authority, the Compensation Committee retained Compensation Strategies, Inc. in August 2007 to assist in the structuring of executive compensation for 2008. The Compensation Committee has continued to work with Compensation Strategies, Inc. on executive compensation and nonemployee director compensation matters as requested by the Compensation Committee. During the 2014 fiscal year, Compensation Strategies, Inc. assisted with compiling a comprehensive analysis of market data and analyzing its implications for executive compensation at the Company, as well as various other executive compensation matters such as: (1) reviewing our annual incentive and long-term incentive programs; (2) reviewing the executive compensation philosophy; (3) providing an update on executive compensation trends and pending and enacted legislation relevant to the compensation of our executive officers; (4) providing an update on renewal of change of control agreements; and (5) reviewing the executive and director share ownership guidelines. The Compensation Committee has assessed the independence of Compensation Strategies, Inc. and determined that Compensation Strategies, Inc. did not have any economic interests or other relationships that would conflict with its obligation to provide impartial and objective advice.

A discussion of the role of the Board, management and consultants in determining compensation levels can be found in this Proxy Statement under “Executive Compensation – Compensation Discussion and Analysis.”

Nominating and Governance Committee.

It is the responsibility of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) to identify individuals qualified to serve on our Board and to recommend those individuals the Board should nominate for election at our annual meeting of stockholders. The Board has adopted a charter for the Nominating and Governance Committee. A copy of that charter is available on our website at www.littelfuse.com. The Nominating and Governance Committee met three times during 2014. The Nominating and Governance Committee reviewed the performance of all of the current members of the Board and determined and recommended to the Board that all of the current directors should be nominated for re-election. In making this recommendation, consideration was given to matters such as attendance at meetings, preparation for meetings, input at meetings, interaction with other Board members, and other tangible and intangible benefits their service as directors brought to us. No other candidates were recommended or evaluated. Members of the Nominating and Governance Committee are John E. Major(Chairman), T.J. Chung and William P. Noglows, each of whom has been deemed by the Board to be independent under NASDAQ listing standards.

Director Qualification Standards.  The Nominating and Governance Committee, in considering a person for a nominee as a director, takes into consideration such factors as it deems appropriate, including:

●	Experience as an executive or director of a publicly traded company;

●	Familiarity with our business and our industry;

●	Availability to actively participate in meetings of the Board and attend the annual meeting of stockholders;

●	Knowledge and experience in the preparation or evaluation of financial statements;

●	Diversity of background, knowledge, skills and experience to create a well-rounded Board;

●	Satisfaction of the criteria for independence established by the SEC and NASDAQ listing standards, as they may be amended from time to time; and

●	Ability to interact in a productive manner with the other members of the Board.

The Nominating and Governance Committee will consider nominees for the Board recommended by stockholders, using the same evaluation process as for any other candidate. Recommendations should be submitted to the Corporate Secretary at our principal executive offices or directly to any member of the Nominating and Governance Committee. Any recommendation must include:

●	The name and address of the candidate;

●

A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification factors set forth above; and

●	The candidate’s signed consent to be named in the Proxy Statement if nominated and to serve as a director if elected.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2016 Annual Meeting, stockholder recommendations for director must have been received by us no later than November 16, 2015. Each stockholder recommendation must include the name and address of the nominating stockholder and the number of shares owned beneficially and of record by such stockholder.

Technology Committee.  It is the responsibility of the Technology Committee of the Board (the “Technology Committee”) to review our research and development activities and ensure we maximize the use of appropriate technology throughout the organization. The Board has adopted a charter for the Technology Committee, which is available on our website at www.littelfuse.com. The Technology Committee met four times in 2014. Members of the Technology Committee are Gordon Hunter(Chairman), T. J. Chung, Cary T. Fu, John E. Major, and Ronald L. Schubel.

Compensation Committee Interlocks and Insider Participation

T.J. Chung, William P. Noglows and Ronald L. Schubel served on the Compensation Committee during fiscal year 2014. None of our executive officers served as a member of the Compensation Committee, or on a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a director or member of our Compensation Committee.

Executive Compensation

Compensation Discussion And Analysis

The following Compensation Discussion and Analysis, or CD&A, describes our 2014 executive compensation program. This CD&A is intended to be read in conjunction with the tables beginning on page 30, which provide detailed historical compensation information for our following NEOs.

Name	Title
Gordon Hunter	Chairman of the Board, President and Chief Executive Officer
Philip G. Franklin	Executive Vice President and Chief Financial Officer
David W. Heinzmann	Chief Operating Officer
Ryan K. Stafford	Executive Vice President, Chief Legal and Human Resources Officer
Michael P. Rutz	Senior Vice President, Global Operations

Effective February 1, 2015, Mr. Franklin was promoted from Senior Vice President and Chief Financial Officer to the Company’s Executive Vice President and Chief Financial Officer, and Mr. Stafford was promoted from Senior Vice President, Chief Legal and Human Resources Officer to the Company’s Executive Vice President, Chief Legal and Human Resources Officer.

Mr. Rutz was hired on February 10, 2014 as the Company’s Vice President of Supply Chain and Operational Excellence. Effective February 1, 2015, Mr. Rutz was promoted to Senior Vice President, Global Operations.

Executive Summary

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders are entitled to cast an advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement. The stockholder vote with respect to approval of the compensation of our NEOs is advisory in nature and will not be binding on the Company. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the advisory vote when making future compensation decisions regarding the Company’s NEOs.

As described below, our executive compensation programs are designed to align the interests of our executives with those of our stockholders, by rewarding performance that meets or exceeds established corporate and individual performance goals. Company performance is based on the achievement of specified financial objectives applicable to each NEO, which include sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the NEO; whereas individual performance is based on each NEO’s achievement of specified individual performance objectives.

The compensation of our NEOs during fiscal year 2014 should be viewed in light of our strong shareholder returns. Our compounded annual shareholder return for the five year period ending December 27, 2014 (assuming reinvestment of dividends) was 25.9%, as compared to the compounded annual shareholder return over the same period of 16.1% for the Dow Jones Electrical Components and Equipment Industry Group Index and 15.5% for the Russell 2000 Index.

Our executive compensation program is designed to pay for performance. In fiscal year 2014, our annual incentive award targets for our NEOs were weighted at 80% for targets that were directly performance-based and 20% for targets that were tied to individual goals that promote value to the Company. In addition, a significant portion of our executive compensation program consists of long-term compensation subject to long-term vesting requirements.

The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe we have programs that align the compensation of our executives with the interests of our stockholders and manage compensation risk, including stock ownership guidelines, an independent Compensation Committee and the use of an independent compensation consultant.

Pursuant to the SEC’s say-on pay rules, our shareholders approved, by the affirmative vote of 96% of the shares present in person or represented by proxy at the meeting and entitled to vote at our 2014 Annual Meeting, the compensation for our NEOs in our 2014 proxy statement. The Compensation Committee takes this approval into account when developing the compensation for our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement under Proposal No. 4, which allows our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in the Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative as presented in this Proxy Statement.

Total Rewards Philosophy

The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for executive officers. Our Total Rewards Philosophy for executive compensation is designed to drive performance in the form of global business growth and success by fully leveraging our investment in our human capital to create stockholder value. To achieve our goals, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value.

The Compensation Committee has worked with our management and the Compensation Committee’s compensation consultant to design compensation programs with the following primary objectives:

●	Attract, retain and motivate highly qualified executives;

●	Reward executives based upon our financial performance at levels competitive with peer companies; and

●	Align a significant portion of the executive compensation with driving our performance and stockholder value in the form of performance-based executive incentive awards and long-term awards.

      The design of our specific programs is based on the following guiding principles:

Performance

We believe that the best way to accomplish alignment of compensation with the interests of our stockholders is to link a significant portion of total compensation directly to meeting and exceeding individual, business unit and overall Company performance goals. When performance exceeds expectations, total pay levels are expected to be above the competitive median. When performance falls below expectations, total pay levels are expected to be below competitive levels.

Competitiveness

Compensation and benefit programs are designed to be competitive with those provided by companies with whom we compete for talent. While we generally target the 50th percentile of the total compensation programs of competitor companies, in some instances, we provide compensation above or below the 50th percentile to account for other factors such as an executive’s operating responsibilities, management level, and tenure and performance in the position, etc. In order to help us analyze the competitiveness of our compensation programs, we developed a reference group which was used to set compensation for the 2014 fiscal year, as discussed in more detail below in “Total Rewards Philosophy – Competitive Analysis.” This peer group is updated from time to time and was last updated in October 2013. Our health and welfare benefit programs, perquisites and other benefits are designed to provide competitive levels of protection and financial security but are not based on performance.

Cost

Compensation and benefit programs are designed to be cost effective, ensuring that the interests of our stockholders are considered.

The Annual Compensation Process

The Compensation Committee reviews industry data and performance results presented by its compensation consultant in determining the appropriate aggregate and individual compensation levels for the year. In conducting its review, the Compensation Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Compensation Committee also reviews information showing the executive’s total target and actual compensation during the year. The amount of compensation already realized or potentially realizable, however, does not determine the level at which future pay opportunities may be set.

The Compensation Committee reviews base salaries starting in the fall, with any changes to be effective February 1 of the following year. This process aligns the timing of annual executive salary adjustments with the timing of adjustments for all other employees. To-date, approval of incentive awards for NEOs under the Littelfuse, Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for the preceding year and the terms of the incentive awards for NEOs for the current year have been approved by the Compensation Committee at its January or February meeting (and such practice is expected to continue in the future). Stock options and RSUs are granted at the meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders (please see discussion below in the section entitled “Equity Compensation”). Since we establish the annual meeting schedule for our grants well in advance, there is no opportunity for manipulation of exercise prices on option grants if we are in possession of non-public information at the time of the meetings. The Compensation Committee oversees the administration of the Company’s equity-based programs and makes recommendations to the Board for its consideration and approval of equity awards to be made to the CEO and other executive officers. The Compensation Committee has delegated authority to the CEO to grant equity awards to other non-executive officer employees. Ratification of grants for any non-executive officers who are newly-hired or promoted during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion, as applicable.

  Competitive Analysis

Competitive compensation levels for our Chief Executive Officer and other NEOs are established through, among other methods, the use of data obtained from the Compensation Committee’s compensation consultant. These analyses include base salary, annual incentive opportunities and long-term incentive opportunities for comparable companies. With the advice of our compensation consultant, we adopted an industry reference group as a source to evaluate compensation levels, which industry group was used to set compensation for the 2014 fiscal year. The reference group consists of 17 publicly-traded companies of reasonably similar size to us in the electronic equipment/electronic manufacturing services industry, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business. The companies included in the reference group are set forth below:

Company	Ticker Symbol
Cabot Microelectronics Corporation	CCMP
CTS Corporation	CTS
Diodes Incorporated	DIOD
Electro Scientific Industries, Inc.	ESIO
Fairchild Semiconductor International, Inc.	FCS
Gentex Corporation	GNTX
Hubbell Incorporated	HUBA, HUBB
KEMET Corporation	KEM
Methode Electronics, Inc.	MEI
MTS Systems Corporation	MTSC
ON Semiconductor Corporation	ONNN
Rogers Corporation	ROG
Semtech Corporation	SMTC
Stoneridge, Inc.	SRI
TTM Technologies, Inc.	TTMI
Veeco Instruments Inc.	VECO
Vishay Intertechnology, Inc.	VSH

The raw data derived from each company in the reference group is size-adjusted to approximate our revenues for the corresponding fiscal year. The total compensation for our NEOs is generally targeted at the 50th percentile of the adjusted data specific to each position. In some instances, however, we provide compensation above or below the 50th percentile for a particular element and/or for a particular position, based on internal factors, including the executive’s operating responsibilities, management level, possible differences in compensation standards in the representative industries, and tenure and performance of the executive officer in the position.

In 2014, the Compensation Committee awarded total target compensation to Messrs. Hunter, Franklin, Heinzmann, Stafford and Rutz that was +17%,+15%,-13%,+18% and+14%, respectively, in relation to the median of our peer group for our 2014 fiscal year. In making the awards to our NEOs in 2014 above the median of our peer group for our 2014 fiscal year, in addition to analysis of our peer group, the Compensation Committee considered the individual scope of responsibility of each NEO, each NEO’s historical compensation levels, the NEO’s years of experience, the NEO’s past, and expected future, contributions to our success, market practice, internal equity considerations and individual performance.

 Allocation between Cash and Non-Cash Compensation and Short-Term and Long-Term Compensation

We believe that both cash components and non-cash components are appropriate mechanisms for delivering compensation. Cash compensation is used as short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation (i.e., stock options and RSUs) is generally used for long-term compensation. The allocation between cash and non-cash compensation is an outcome of our targeted competitiveness for individual program elements, including salary, annual incentive compensation and long-term incentive grants, and our practice with respect to allocating between the different types of incentive grants. The mix of compensation ultimately realized by the NEOs is determined by a combination of individual, team and Company-wide performance over time.

The allocation between short-term and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values, as opposed to a targeted allocation between short-term and long-term pay. We also consider certain internal factors that may cause us to target a particular element of a NEO’s compensation differently. These internal factors may include the NEO’s operating responsibilities, management level and tenure and performance in the position. We consider the total compensation to be delivered to individual NEOs, and as such, exercise discretion in determining the portion allocated to annual and long-term incentive opportunity. We believe that this “total compensation” approach provides the ability to align pay decisions with the short-term and long-term needs of the business and the interests of our stockholders. It also allows for the flexibility needed to recognize differences in performance of each NEO by providing differentiated pay.

Role of the Board, Compensation Committee, Management and Consultants.

The Compensation Committee establishes, reviews and recommends all elements of the executive compensation program to the independent members of the Board for approval. The Compensation Committee works with an independent compensation consultant, Compensation Strategies, Inc. for advice and perspective regarding market trends that may affect decisions about our executive compensation program and practices. Compensation Strategies, Inc. also advises the Compensation Committee in connection with nonemployee director compensation matters. Additional responsibilities of the Board, the Compensation Committee, management and the compensation consultant include:

Board of Directors and Compensation Committee

●

The Compensation Committee reviews and recommends the Chief Executive Officer’s business goals and objectives relevant to executive compensation to the independent members of the Board for approval; evaluates the performance of the Chief Executive Officer in light of those goals and objectives and recommends the Chief Executive Officer’s compensation level to the independent members of the Board based on this evaluation. The Compensation Committee reviews and recommends the Chief Executive Officer’s annual and long-term incentive target opportunities and payouts for approval to the independent members of the Board.

●

Based on a review of compensation survey data and publicly-disclosed compensation information for our peer group, individual performance, internal pay equity and other relevant factors, the Compensation Committee reviews and makes recommendations for approval to the independent members of the Board for all NEO compensation arrangements including base salary determination and annual and long-term incentive target opportunities and payouts.

Management and Consultants

The key elements of management’s role in determining compensation levels for the NEOs (except the Chairman and Chief Executive Officer) are as follows:

●

Compensation program design: Management makes recommendations in consultation with the compensation consultant on compensation program design and pay levels, where appropriate, and implement the compensation programs approved by the Board.

●

Develop performance measures: Management identifies appropriate performance measures, recommends performance targets that are used to determine annual awards, and develops individual performance objectives for each NEO.

●	Compile competitive market data: Management works with the compensation consultant in compiling compensation information and preparing the data for presentation to the Compensation Committee.

●

Develop compensation recommendations: Based on the compensation survey data and publicly-disclosed compensation information, our Chief Executive Officer and our Executive Vice President, Chief Legal and Human Resources Officer prepare recommendations for the NEOs (other than for the Chief Executive Officer) and present these recommendations to the Compensation Committee. The Compensation Committee reviews these recommendations along with the competitive market data and other information and advice of the independent compensation consultant, if any, and makes a recommendation to the full Board for approval. Our Chief Executive Officer also assists the Compensation Committee by providing input with regards to the fulfillment of the individual performance objectives of the other NEOs. Compensation recommendations for the Chief Executive Officer are made by the Compensation Committee based on the compensation survey data and are presented to the full Board for approval by the independent directors. Our Executive Vice President and Chief Financial Officer also assists in the preparation of performance targets and objectives based on our short-term and long-term growth plans and provides financial information used by the Compensation Committee to make decisions with respect to incentive goals based on achievement of financial targets and related payouts, if any.

Impact of Accounting and Tax Issues on Executive Compensation

In setting each NEO’s compensation levels, we do not have a stated policy that all compensation must be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals. The Compensation Committee and the Board analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs. Section 162(m) of the Code (“Section 162(m)”) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and our three other most highly compensated officers, other than the principal financial officer. Compensation, including compensation pursuant to plans or arrangements approved by our stockholders, that qualifies as “performance- based compensation” under Section 162(m) is not subject to the deduction limit. The Annual Incentive Plan and the Long-Term Plan have been approved by our stockholders; as a result, stock options, stock appreciation rights, RSUs, performance shares, performance units and annual cash incentive awards under all of these plans that qualify as “performance-based compensation” will not be subject to the deductibility limit imposed by Section 162(m). We are asking that shareholders re-approve the performance goals in the Long-Term Plan (see Proposal No. 3) so that awards granted under that Long-Term Plan can continue to not be subject to the deductibility limit imposed by Section 162(m), if desired by the Compensation Committee.

Employment Contracts

Since May 1, 2006, we have had in place an employment agreement with Mr. Gordon Hunter, our Chairman of the Board, President and Chief Executive Officer. This employment agreement was most recently amended and restated, effective December 31, 2007, in order to comply with the requirements of Section 409A of the Code and the regulations and formal guidance issued thereunder (“Section 409A”). The term of the employment agreement runs until death, disability, or such time as terminated by us or Mr. Hunter. We may terminate Mr. Hunter’s employment for cause or for any reason upon 60 days notice subject to certain payments as further discussed below in the section entitled, “Gordon Hunter’s Employment Agreement Post-Employment Provisions.” The employment agreement requires us to provide Mr. Hunter with a base salary of at least $525,000 per year, provisions for a home office, an automobile, and up to $15,000 in annual financial planning and tax counseling services. The employment agreement also contains non-disclosure, non-competition, non-solicitation and non-hire restrictions applicable to Mr. Hunter following cessation of his employment with us. The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Please see additional discussion regarding the terms of Mr. Hunter’s employment agreement below in the section entitled “Post-Employment Compensation.” Other than the change of control agreements also discussed below under “Post-Employment Compensation,” none of the other NEOs have employment agreements.

Components of Total Compensation

The compensation of our NEOs usually consists of five components:

●	base salaries;

●	annual incentive plan cash awards;

●	long-term incentive compensation, consisting of stock options and RSUs;

●	perquisites and health and welfare programs; and

●	post-employment compensation.

Each component is designed to help achieve our compensation objectives and to contribute to a total compensation arrangement that is competitive, appropriately performance-based and valued by our NEOs.

A.	Base Salaries

Purpose:  The determination of each NEO’s base salary is designed to attract, retain and motivate highly-qualified executives by paying a competitive salary.

Administration:  Our Chief Executive Officer and our Executive Vice President, Chief Legal and Human Resources Officer recommend NEO salary levels (other than for the Chief Executive Officer) to the Compensation Committee for approval. The Compensation Committee reviews these recommendations along with the reference group information and other information and advice of the compensation consultant, if any, and makes its recommendations to the full Board for approval. The Compensation Committee determines and makes Chief Executive Officer salary recommendations to the full Board for approval by the independent directors.

Determination of amounts:  While base salary is generally targeted at the 50th percentile of the reference group, we also take into account factors such as individual scope of responsibility, years of experience, past and future contributions to our success and possible differences in compensation standards in our industry. We strive to be market competitive in an effort to attract, retain and motivate highly-talented executive officers. The NEOs’ salaries are determined by market salary data and each individual’s position, responsibility and longevity within our Company and performance in that position.

The base salaries for the NEOs in 2014 were determined based on historical compensation for our NEOs and on compensation information provided by the compensation consultant. In both 2014 and 2015, the Compensation Committee recommended to the Board and the Board approved increases in base salary for all NEOs, effective as of February 1 of the next year except that a special increase was approved for Mr. Heinzmann, effective January 10, 2014 to coincide with his promotion from Vice President of Global Operations to the Company’s Chief Operating Officer. In connection with Mr. Heinzmann’s promotion, the Compensation Committee, after considering a compensation review prepared by Compensation Strategies, Inc., approved an increase in his annual base salary from $307,178 to $400,000.

The base salary amounts for the NEOs, effective as of February 1, 2014 and February 1, 2015 (or January 10, 2014, in the case of Mr. Heinzmann and February 10, 2014 in the case of Mr. Rutz), respectively, are as follows:

	2014	2015
Name	Annualized Base Salary	Annualized Base Salary
Gordon Hunter	$730,714	$752,635
Philip G. Franklin	$408,512	$420,767
David W. Heinzmann	$400,000	$475,000
Ryan K. Stafford	$372,768	$383,951
Michael P. Rutz	$340,000	$350,200

B.	Annual Incentive Plan

In General: In January 2014, our Compensation Committee and our Board approved the Annual Incentive Plan and on April 25, 2014 our stockholders approved the Annual Incentive Plan. The Annual Incentive Plan contains terms substantially similar to its predecessor.

Purpose:  The Annual Incentive Plan is designed to provide a performance-based cash reward to the NEOs (among other executives and key employees of the Company) for contributing to the achievement of our corporate goals and driving stockholder value, thereby addressing the objectives of our executive compensation policies.

Administration:  The Compensation Committee, after (1) consulting with our Chief Executive Officer and our Executive Vice President, Chief Legal and Human Resources Officer, (2) reviewing the reference group information and other information and advice, if any, of the compensation consultant and (3) discussing the financial goals and targets of the Company for the next fiscal year with our Chief Executive Officer, our Chief Operating Officer, and our Executive Vice President and Chief Financial Officer, establishes a threshold, target and maximum amount that may be awarded as an annual award under the Annual Incentive Plan to each NEO for the calendar year. The threshold, target and maximum amounts are set as percentages of each NEO’s base salary in effect as of October 31st of the performance period.

Awards to NEOs are granted based on an explicit formula approved by the Compensation Committee and recommended to the full Board for approval, typically at the first meeting of each year. At the end of each year, the amount of the total award payable to each of the NEOs is calculated by the Compensation Committee based on Company and individual performance measures using a mathematical formula weighing each of the factors. The Compensation Committee then recommends the awards to the full Board for approval.

The Compensation Committee retains the discretion to decrease the total award payable to any NEO and to adjust (upward or downward) any performance measure for extraordinary events or circumstances, except that no adjustment to performance measures will be made if it would cause an award intended to satisfy the requirements of performance-based compensation under Section 162(m) to fail to qualify. In the past, these adjustments have included severance charges and extreme commodity price changes.

Determination of amounts:  Incentive amounts are earned by each NEO based on the achievement of established objectives on a sliding scale from 0% to 200% of the target amount, which is set as a percentage of the NEO’s base salary. The maximum incentive amount that can be paid for a performance period has been limited under the Annual Incentive Plan to $2,500,000. While one factor we consider in compensation of our NEOs is where that compensation falls in relation to the 50th percentile of the total compensation of our reference group, we do not necessarily match our annual incentive awards against a certain percentile of the reference group and we consider other factors, such as internal equity considerations and the years of service of the NEO, in setting the compensation amounts. We set the threshold, target and maximum amounts so that, if earned, we pay sufficient total annual compensation to remain competitive.

Incentive awards paid to individual NEOs have been based on both the actual financial results in relation to the target goals under the Annual Incentive Plan and an evaluation of the NEO’s performance in relation to his or her individual performance objectives. Approximately 80% of the award has been tied to the actual financial results, such as sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the NEO, in relation to the target goals under the Annual Incentive Plan and, except for an earnings per share threshold with respect to Messrs. Hunter, Franklin and Heinzmann, approximately 20% has been based on individual performance objectives, some of which are qualitative in nature and require subjective determinations by the Compensation Committee in its discretion. Since Section 162(m) allows payout amounts to be reduced (but not increased) at the discretion of the Compensation Committee, 20% of awards for Messrs. Hunter, Franklin and Heinzmann have been fully earned at a maximum level based on meeting a minimum amount of earnings per share, but then has been subject to reduction to appropriate levels based on performance against his stated goals, as determined by the Compensation Committee or Board in their negative discretion.

The following table summarizes the Annual Incentive Plan opportunity percentages for the NEOs for 2014:

	2014 Annual Incentive Plan Opportunity (as a Percentage of 2014 Base Salary)

Name	Threshold	Target	Maximum
Gordon Hunter	50%	100%	200%
Philip G. Franklin	35%	70%	140%
David W. Heinzmann	35%	70%	140%
Ryan K. Stafford	35%	70%	140%
Michael P. Rutz	30%	60%	120%

The threshold, target and maximum amounts as percentages of each NEO’s base salary are set forth in the “Grants of Plan Based Awards in 2014 Table” included in this Proxy Statement. Based on our previous financial performance and the projections for 2014 performance, the Compensation Committee set what it considered aggressive Company performance objectives for the prior Annual Incentive Plan in 2014.

In January 2015, the Compensation Committee made determinations as to the satisfaction of the individual performance factors for 2014 for each NEO and determined payouts under the Annual Incentive Plan for 2014. The table below shows the amounts earned under the awards granted under the prior Annual Incentive Plan in 2014 for each NEO and the amount as a percentage of base salary:

Name	Amounts Awarded Under the 2014 Annual Incentive Plan	Awarded Amount as a Percent of Base Salary
Gordon Hunter	$887,087	121%
Philip G. Franklin	$341,720	84%
David W. Heinzmann	$334,600	84%
Ryan K. Stafford	$317,040	85%
Michael P. Rutz (a)	$173,570	51%

(a) The amount awarded to Mr. Rutz was pro-rated to reflect his hire date of February 10, 2014.

In connection with making the above awards, the Committee certified that the following performance had been achieved for 2014:

Goals	Weight	Target Performance		Actual Performance		Incentive Earned (% of Total Target)

Gordon Hunter
Corporate Sales	20%	$854.3	M	$852.0	M	19.4%
Earnings per Share	30%	$4.88		$4.78		26.4%
Cash from Operations	20%	$135.0	M	$153.0	M	40.0%
Working Capital	10%	25.8%		27.7%		6.6%
Individual:	20%	100%		145%		29.0%
Total:	100%					121.4%

Philip G. Franklin
Corporate Sales	10%	$854.3	M	$852.0	M	9.7%
Earnings per Share	40%	$4.88		$4.78		35.2%
Cash from Operations	20%	$135.0	M	$153.0	M	40.0%
Working Capital	10%	25.8%		27.7%		6.6%
Individual:	20%	100%		140%		28.0%
Total:	100%					119.5%

David W. Heinzmann
Corporate Sales	10%	$854.3	M	$852.0	M	9.7%
Earnings per Share	40%	$4.88		$4.78		35.2%
Cash from Operations	20%	$135.0	M	$153.0	M	40.0%
Working Capital	10%	25.8%		27.7%		6.6%
Individual:	20%	100%		140%		28.0%
Total:	100%					119.5%

Ryan K. Stafford
Corporate Sales	10%	$854.3	M	$852.0	M	9.7%
Earnings per Share	40%	$4.88		$4.78		35.2%
Cash from Operations	20%	$135.0	M	$153.0	M	40.0%
Working Capital	10%	25.8%		27.7%		6.6%
Individual:	20%	100%		150%		30.0%
Total:	100%					121.5%

Michael P. Rutz
Corporate Sales	10%	$854.3	M	$852.0	M	9.7%
Earnings per Share	40%	$4.88		$4.78		35.2%
Cash from Operations	10%	$135.0	M	$153.0	M	20.0%
Working Capital	20%	25.8%		27.7%		13.2%
Individual:	20%	100%		120%		24.0%
Total:	100%					102.1%

The personal performance objectives vary for each NEO, as described below, and are tailored to the job responsibilities of each individual NEO. Personal performance objectives considered in determining incentive awards are subject to change from year-to-year, depending on the needs of the Company and the role of the NEO; however, personal performance objectives in 2014 generally fell under three broad categories: (1) overall Company business performance; (2) development of managerial leaders and talent within the Company; and (3) legal compliance and corporate governance best practices.

Mr. Hunter’s personal performance objectives included: succession and talent development; business stability; acquisition momentum and integration; business and operational excellence; and legal compliance and corporate governance. Mr. Franklin’s personal performance objectives included: team development and succession planning; mergers and acquisitions; investor relations; and balance sheet optimization. Mr. Heinzmann’s personal performance objectives included: operational excellence; business unit performance strategy execution; acquisition growth; talent development and succession planning; and lean enterprise. Mr. Stafford’s personal performance objectives included: corporate communication and branding execution; risk management strategies; human capital strategy and talent development; and compliance and corporate governance. Mr. Rutz’s personal performance objectives included: operational/business excellence; lean enterprise; mergers and acquisitions; and leadership and talent development.

While some of the 2014 individual performance objectives for each NEO may be measured by objective standards, others may be more qualitative in nature and are ultimately subject to the determination of the Compensation Committee based on input from our Chief Executive Officer. In the case of Messrs. Hunter, Franklin and Heinzmann, their 20% portion is fully earned on meeting an earnings per share threshold of $2.00 and then is subject to reduction by the Compensation Committee or the Board in their negative discretion based on individual performance against stated goals.

At its January 2015 meeting, the Compensation Committee established the threshold, target and maximum amounts (as a percentage of base salary) to be awarded under the Annual Incentive Plan for 2015 for the NEOs, subject to the achievement of financial objectives of the Company and individual performance objectives set by the Compensation Committee for 2015.

The Board also approved these increases.

The following table summarizes Annual Incentive Plan target percentages, as a percentage of base salary, for the NEOs for 2015:

	2015 Annual Incentive Plan Opportunity (as a Percentage of 2015 Base Salary)
Name	Threshold	Target	Maximum
Gordon Hunter	50%	100%	200%
Philip G. Franklin	35%	70%	140%
David W. Heinzmann	40%	80%	160%
Ryan K. Stafford	35%	70%	140%
Michael P. Rutz	30%	60%	120%

C.	Long-Term Incentive Compensation

Purpose:  In 2014, the Compensation Committee awarded a combination of two types of equity awards under the Long-Term Plan to our NEOs: stock option awards and RSUs. The Compensation Committee determined that the two award types emphasize the goals of our equity compensation: (1) to align each NEO’s financial interests with driving stockholder value; (2) to focus the NEOs’ efforts on long-term financial performance of the Company; and (3) to assist in the retention of our NEOs.

Administration: The Compensation Committee approves the awards of stock options and RSUs based upon (1) the recommendations of our Chief Executive Officer and our Executive Vice President, Chief Legal and Human Resources Officer with respect to the NEOs other than the Chief Executive Officer, and on its own with respect to the Chief Executive Officer; and (2) reviewing the reference group information and other information and advice of the compensation consultant, if any. The overall funding levels for our equity awards, however, are ultimately subject to the judgment and approval of the Compensation Committee to ensure appropriate alignment with the interest of our stockholders.

Since 2010, the Compensation Committee has granted stock options with a three-year vesting period and an exercise price equal to the fair market value of our common stock on the date of grant and RSUs with a three-year vesting period. Upon vesting, one share of our common stock will be delivered for each restricted stock unit award, net of any shares necessary to satisfy applicable tax withholding. The Long-Term Plan does not permit grants of stock options with exercise prices below the fair market value of the stock at the time of the grant.

Determination of Amounts: While we generally target total equity compensation awards at the 50th percentile of our reference group, we also take into account other factors, such as years of service with the Company and internal pay equity considerations, when determining total equity compensation. The allocation by the Committee between the types of equity compensation is based primarily on a combination of market practice, internal equity considerations, individual performance and relative importance of the objectives behind each of the types (i.e. long-term financial performance and retention). In 2014, based on a valuation performed by the Compensation Committee’s independent consultant, the Compensation Committee determined that approximately 50% of the value of the equity awards should be made in stock options, with the remaining 50% of the value of the equity awards to be made in RSUs. The restricted stock unit awards and stock options granted in 2014 to the NEOs are set forth in the “Grants of Plan-Based Awards in 2014 Table” below.

In connection with Mr. Heinzmann’s promotion to Chief Operating Officer, the Compensation Committee recommended, after consideration of a compensation review prepared its compensation consultant, and the full Board approved, a special, one-time award to him of 2,142 RSUs under the Long-Term Plan. The RSUs fully vest on the third anniversary of their grant date (subject to accelerated vesting upon death, disability, or change in control).

In connection with the Company’s desire to retain Mr. Stafford, the Compensation Committee recommended and the full Board approved a one-time award to him of 1,983 RSUs under the Long-Term Plan. The RSUs fully vest on the third anniversary of their grant date (subject to accelerated vesting upon death, disability, or change in control).

In connection with Mr. Rutz’s employment offer, the Compensation Committee recommended and the full Board approved a sign-on restricted stock unit award grant under the Long-Term Plan having a value of $75,000 (based on the closing price of Littelfuse stock on the date of grant). The RSUs fully vest on the third anniversary of their grant date (subject to accelerated vesting upon death, disability, or change in control).

Stock Ownership Policy

As mentioned above under the Director Compensation section, we adopted a stock ownership policy in fiscal year 2011 that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company. Our Chief Executive Officer is required to hold a number of shares equal to five times (5x) his base salary, our Chief Operating Officer , Executive Vice President and Chief Financial Officer, and our Executive Vice President, Chief Legal and Human Resources Officer, are each required to hold a number of shares equal to three times (3x) his respective base salary, and each of our other vice presidents and senior vice presidents is required to hold a number of shares equal to two times (2x) his or her respective base salary, each as may be adjusted by the Compensation Committee from time to time to account for a significant increase in the price of the Company’s common stock. As noted above, the stock ownership policy permits the Compensation Committee to adjust the ownership requirements in the event of a significant increase in the price of the Company’s common stock. In light of the approximately 51% increase in the price of the Company’s common stock during the 2013 fiscal year, in January 2014 the Compensation Committee approved an adjustment to the ownership requirements using the average January 2014 closing price of the Company’s common stock of $93 per share. As a result, effective January 2014, the ownership requirements for each person covered by the stock ownership policy (including the members of the Board) were adjusted by dividing the number of shares required to be held before the adjustment (for example, 5x base salary for our Chief Executive Officer) by $93 per share. All new executive officers have five years from the date of election or appointment to satisfy their required stock ownership level. Like the directors, until such time as an officer achieves the required stock ownership level, that officer is required to retain 50% of the “net shares” of common stock realized from any equity awards granted by the Company. Failure to satisfy the applicable stock ownership level within the required compliance period may result in an officer being ineligible to receive his or her annual equity award, ineligible to receive any cash bonus in the form of shares of common stock, and/or being subject to a 100% retention requirement. The NEOs are currently in compliance with the stock ownership policy, with the exception of Mr. Rutz, who was hired on February 10, 2014 and who has five years from such hiring date to satisfy his holding requirement.

D.	Perquisites and Health and Welfare Programs

Perquisites

Our Chief Executive Officer and other NEOs are provided with the opportunity to receive executive physicals and financial planning services on an annual basis. We participate in an executive physical program that provides approximately $5,000 in services per NEO. In addition, Mr. Hunter is entitled to $15,000 per year of financial planning and tax consulting services, and each of our other NEOs is entitled to $12,000 per year of financial planning services. We provide these benefits to help our NEOs efficiently manage their time and financial affairs and to allow them to stay focused on business issues and minimize distractions of this type. Additionally, Mr. Hunter is provided with a Company automobile as required by his employment agreement, the terms of which were established to remain competitive with our referenced peer group. For more information on these perquisites, see the “Summary Compensation Table” below.

Health and Welfare Programs

Our U.S. NEOs participate in the same health and welfare programs designed for all of our full-time U.S. employees including participation in certain Company wellness initiatives which provide the opportunity to earn a bonus for the successful completion of those initiatives. We believe these programs are important components of a total compensation system, and we provide them to remain competitive. The core package includes group health, dental, disability, business travel accident, life and accidental death and dismemberment (AD&D) coverage. The U.S. NEOs are also provided with an increased amount of life and AD&D insurance in order to provide a targeted level of coverage equal to three times base salary. We provide these benefits to remain competitive with those U.S. companies with whom we compete for executive talent.

E.	Post-employment Compensation

Retirement Plans

We provide retirement benefits to our U.S. employees and NEOs through the following plans:

Littelfuse, Inc. 401(k) Retirement and Savings Plan

NEOs may elect to participate in the 401(k) Plan on the same basis as all other U.S. employees. The Littelfuse, Inc. 401(k) Retirement and Savings Plan (“401(k) Plan”) provides employees the opportunity to save for retirement on a tax-favored basis. The Company amended the 401(k) Plan, effective as of January 1, 2012, to provide mandatory Company contributions equal to 2% of a participant’s annual eligible pay. This is in addition to the existing Company matching contributions, which provide a dollar-for-dollar match on participant salary deferrals up to 4% of a participant’s annual eligible pay (subject to IRS compensation limits). The Plan also provides for discretionary contributions for those eligible, active participants who as of January 1, 2010, participated in the Littelfuse, Inc. Retirement Plan (“Pension Plan”) and had earned a minimum of 10 years of service and a combined age and years of service of at least 60 (the “60 Point Group”). The Company has currently set these contributions at 5% of base pay (subject to IRS compensation limits). All contributions to the 401(k) Plan are fully vested and nonforfeitable.

 Littelfuse, Inc. Supplemental Retirement and Savings Plan

NEOs may elect to participate in the Littelfuse, Inc. Supplemental Retirement and Savings Plan, effective January 1, 2010 (the “Supplemental Plan”). The Supplemental Plan is offered to a select group of U.S. management employees who earn above a designated threshold. The Supplemental Plan is a top-hat non-qualified defined contribution retirement plan that allows participants to plan for retirement by deferring up to 90% of their annual eligible pay. The Company makes fully vested matching contributions which provide a dollar-for- dollar match on total participant salary deferrals to both the Supplemental Plan and the 401(k) Plan, less any match already made under the 401(k) Plan. This match is intended to ensure that the IRS deferral and compensation limits that apply to the 401(k) Plan do not prevent participants from deferring the desired percentage of their earnings and receiving their full matching contribution on such amount. The Company may also provide fully vested contributions to certain U.S. members of the 60 Point Group (as defined above) to ensure they receive their full contribution, without regard to the IRS compensation limit that applies to the 401(k) Plan ($260,000 for 2014). The Supplemental Plan tracks the compensation definitions and 60 Point Group contribution percentages that apply to the 401(k) Plan.

Littelfuse, Inc. Retirement Plan

The NEOs (other than Mr. Rutz) accrued a retirement benefit under the Littelfuse, Inc. Retirement Plan (the “Pension Plan”) prior to it being frozen effective April 1, 2009. See the section entitled “Pension Benefits” below for more information. As reported on a Form 8-K current report that we filed on July 31, 2014, the Board of Directors terminated the Pension Plan on July 31, 2014, and the Company is in the process of distributing all Pension Plan benefits to participants, including the NEOs.

Other Plans

Mr. Franklin accrued a retirement benefit under the Littelfuse, Inc. Supplemental Executive Retirement Plan (the “SERP”) prior to its termination effective December 31, 2009. See the section entitled “Nonqualified Deferred Compensation” below for more information.

Post-Employment Compensation

As reported on a Form 8-K current report that we filed on December 22, 2014, on December 16, 2014, we entered into new change of control agreements, effective as of January 1, 2015, with each of our NEOs that provide the same payments and benefits on termination of employment in connection with a change of control of the Company as provided in their prior change of control agreements that expired on December 31, 2014. For more information on our change of control agreements, please see the section entitled “Post-Employment Compensation – Change of Control Agreements Post- Employment Provisions.”

COMPENSATION COMMITTEE REPORT

To the Board of Directors of Littelfuse, Inc.:

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.

Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 27, 2014.

Compensation Committee:

Tzau-Jin (T. J.) Chung (Chairman) William P. Noglows Ronald L. Schubel

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Tables and Narrative Disclosures

The following table sets forth compensation information for our NEOs for services rendered in all capacities to us and our subsidiaries in fiscal years 2014, 2013 and 2012.

2014 Summary Compensation Table

			Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position		Year	(a) ($)	(b) ($)	(c) ($)	(d) ($)	(e) ($)	(f) ($)	(g) ($)	($)
Gordon Hunter		2014	$725,966	$300	$1,031,548	$1,013,775	$887,087	$10,789	$132,897	$3,802,362
Chairman of the Board,		2013	$709,431	-	$731,693	$987,070	$994,735	$0	$119,140	$3,542,069
President and Chief Executive Officer		2012	$688,768	-	$737,693	$925,848	$725,706	$37,679	$192,675	$3,308,369

Philip G. Franklin		2014	$404,738	$150	$348,194	$342,563	$341,720	$21,371	$61,042	$1,519,777
Executive Vice President and		2013	$384,307	-	$287,135	$387,180	$399,031	-	$70,201	$1,527,854
Chief Financial Officer		2012	$373,114	-	$289,279	$362,390	$300,737	$74,499	$77,722	$1,477,741

David W. Heinzmann		2014	$395,308	$150	$579,908	$377,213	$334,600	$116,587	$69,677	$1,873,442
Chief Operating Officer		2013	$307,178	-	$197,283	$265,290	$299,186	$0	$62,321	$1,131,258
		2012	$298,231	-	$199,226	$250,166	$206,040	$178,789	$47,726	$1,180,178

Ryan K. Stafford		2014	$367,474	$150	$468,729	$280,875	$317,040	$11,351	$50,868	$1,496,487
Executive Vice President, Chief Legal		2013	$330,362	-	$231,141	$310,700	$321,766	$0	$44,895	$1,238,864
and Human Resources Officer		2012	$320,740	-	$233,150	$292,250	$221,591	$17,283	$47,968	$1,132,982

Michael P. Rutz	(h)	2014	$300,115	$0	$266,727	$190,313	$173,570	-	$17,124	$947,849
Senior Vice President Global Operations

(a)	Base salary includes compensation deferred under the Littelfuse 401(k) Plan and Supplemental Plan.

(b)	Represents discretionary bonuses earned in connection with our wellness initiatives in fiscal year 2014.

(c)

Represents the full grant date fair value of RSUs for fiscal years 2012, 2013 and 2014, in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the calculation of these amounts, please see Note 13 to our audited financial statements included in our 2014 Annual Report on Form 10-K.

(d)	Represents the full grant date fair value of stock option awards for fiscal years 2012, 2013 and 2014, in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the calculation of these amounts, please see Note 13 to our audited financial statements included in our 2014 Annual Report on Form 10-K.

(f)

Amounts shown for the NEOs are attributable to the change in the actuarial present value of the accumulated benefit under the Pension Plan. There can be no assurance that the amounts shown will ever be realized by the NEOs. Although the Pension Plan was frozen effective April 1, 2009 and terminated on July 31, 2014, the actuarial present value of each NEOs benefit under the plan is subject to change, largely due to the passage of time, and changes in the discount rate used to value the Pension Plan’s liabilities. For assumptions used in calculation of these amounts, please see the “Pension Benefits Table.” There are no above-market or preferential earnings in the Supplemental Plan or the SERP. Please see the “2014 Nonqualified Deferred Compensation Table” for more information.

(g)

The amounts in this column for 2014 reflect company and matching contributions allocated by us to each NEO pursuant to our 401(k) Plan, and Supplemental Plan, and the cost of insurance premiums paid by us with respect to term life and AD&D insurance. The amount of company matching contributions made to our 401(k) plan in 2014 for Messrs. Franklin and Heinzmann were $28,600 and $28,600, respectively. The amount of company contributions made to the Supplemental Plan in 2014 for Messrs. Hunter and Heinzmann were $67,926 and $27,099 respectively.

Each NEO is also eligible to receive tax and financial planning services provided by a third-party service provider and a physical examination, although Messrs. Heinzmann and Rutz did not use these benefits in 2014. In addition, the amount for Mr. Hunter includes the value of the personal use of a Company automobile, including maintenance, fuel and upkeep costs club membership dues and spouse travel for industry events; Mr. Franklin’s amount includes club membership dues.

(h)	Mr. Rutz was employed with the Company starting on February 10, 2014.

The following table provides additional information with respect to options and stock-based awards granted in 2014, the value of which was provided in the Stock Awards and Options Awards columns of the Summary Compensation Table, and the potential range of payouts associated with the Annual Incentive Plan.

Grants of Plan-Based Awards in 2014 Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value
										Stock or		Underlying	of Option	of Stock
	Type of	Grant	Threshold	Target	Maximum		Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Award	Date	($)	($)	($)		(#)	(#)	(#)	(#)		(#) (a)	($ / sh) (b)	(c)
Gordon Hunter	RSUs	4/25/14	-	-	-					11,080	(e)	-	-	$1,031,548
	Options	4/25/14	-	-	-					-		38,620	$94.84	$1,013,775
	Annual Cash	-	$365,357	$730,714	$1,461,428	(d)				-		-	-	-

Philip G. Franklin	RSUs	4/25/14	-	-	-					3,740	(e)	-	-	$348,194
	Options	4/25/14	-	-	-					-		13,050	$94.84	$342,563
	Annual Cash	-	$142,979	$285,958	$571,917	(d)				-		-	-	-

David W. Heinzmann	RSUs	1/10/14	-	-	-					2,142	(f)	-	-	$196,336
	RSUs	4/25/14	-	-	-					4,120	(e)	-	-	$383,572
	Options	4/25/14	-	-	-					-		14,370	$94.84	$377,213
	Annual Cash	-	$140,000	$280,000	$560,000	(d)				-		-	-	-

Ryan K. Stafford	RSUs	4/25/14	-	-	-					3,070	(e)	-	-	$285,817
	RSUs	4/25/14	-	-	-					1,983	(g)	-	-	$182,912
	Options	4/25/14	-	-	-					-		10,700	$94.84	$280,875
	Annual Cash	-	$130,469	$260,938	$521,875	(d)				-		-	-	-

Michael P. Rutz	RSUs	2/10/14	-	-	-					835	(h)	-	-	$73,079
	RSUs	4/25/14	-	-	-					2,080	(e)	-	-	$193,648
	Options	4/25/14	-	-	-					-		7,250	$94.84	$190,313
	Annual Cash	-	$85,000	$170,000	$340,000	(d)				-		-	-	-

(a)	Stock Option awards typically vest in installments of 33% on each anniversary of the date of grant, such that options are fully exercisable on or after three years from the date of grant.

(b)

The exercise price shown for individual options is the fair market value of the Company’s Common Stock on the date of grant (determined as the closing price on that date reported on the NASDAQ Composite Tape).

(c)

Represents the full grant date fair value of 2014 awards calculated in accordance with FASB ASC Topic 718. For a discussion of assumptions, see Note 13 to our audited financial statements included in our 2014 Annual Report on Form 10-K. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock Awards will ever be realized by the NEOs.

(d)

These amounts represent annual incentive cash awards granted under the Annual Incentive Plan. The actual 2014 annual incentive cash award achievements were determined by the Compensation Committee and approved by the full Board in January 2015 and are reflected in the “Summary Compensation Table” under the Non-Equity Incentive Plan Compensation column. Please refer to the “Annual Incentive Plan” section of the “Compensation Discussion and Analysis” for more information concerning these awards.

(e)

Represents the annual 2014 grant of RSUs awarded under the Long-Term Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2014 Table” for information regarding the vesting of RSUs.

(f)

Represents special one-time award in connection with promotion to Chief Operating Officer of RSUs awarded under the Long-Term Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2014 Table” for information regarding the vesting of this award.

(g)

Represents special one-time award of RSUs under the Long-Term Plan. See “Compensation Disclosure and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2014 Table” for information regarding the vesting of this award.

(h)

Represents special one-time award in connection with hire of RSUs under the Long-Term Plan. See “Compensation Discussion and Analysis” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan -Based Awards in 2014 Table” for information regarding the vesting of this award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2014 Table

Annual Incentive Plan

The amounts listed in the Threshold, Target and Maximum columns under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards heading of the Grants of Plan-Based Awards in 2014 Table represent the potential range of cash awards for the prior Annual Incentive Plan for 2014. For 2014, threshold, target and maximum awards were established for each NEO as a percent of base salary as shown below.

	2014 Annual Incentive Plan Opportunity (as a Percentage of 2014 Base Salary)

Name	Threshold	Target	Maximum
Gordon Hunter	50%	100%	200%
Philip G. Franklin	35%	70%	140%
David W. Heinzmann	35%	70%	140%
Ryan K. Stafford	35%	70%	140%
Michael P. Rutz	30%	60%	120%

Option Awards and Restricted Stock Unit Awards

The stock option awards granted to NEOs in 2014 under the Long-Term Plan vest ratably over three years and have a seven-year term. The RSUs granted to NEOs in 2014 under the Long-Term Plan also vest ratably over three years, except as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis. Upon vesting, one share of our common stock will be delivered for each restricted stock unit award (or, where non-U.S. law prohibits settlement in stock, payment may be made in cash).

See “Compensation Discussion and Analysis” for a discussion of the proportion of salary and bonus in relation to total compensation, which is discussed under “Allocation between Cash and Non-Cash Compensation and Short-term and Long-term Compensation,” and other material terms of our NEOs’ compensation and the related amounts included in the foregoing tables.

The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 27, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End Table

		Option Awards					Stock Awards
	Date of	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant	Exercisable	Unexercisable		(a) ($)	Date	(#)	(b) ($)	(#)	($)
Gordon Hunter	04/27/2012	0	13,200	(c)	63.09	04/27/2019	3,987	$393,756	-	-
	04/26/2013	0	27,533	(d)	66.68	04/26/2020	7,486	$739,317	-	-
	04/25/2014	0	38,620	(e)	94.84	04/25/2021	11,080	$1,094,261	-	-
Philip G. Franklin	04/30/2010	3,200	0		42.13	04/30/2017	0	$0	-	-
	04/29/2011	11,000	0		62.21	04/29/2018	0	$0	-	-
	04/27/2012	10,333	5,167	(c)	63.09	04/27/2019	1,563	$154,362	-	-
	04/26/2013	5,400	10,800	(d)	66.68	04/26/2020	2,940	$290,354	-	-
	04/25/2014	0	13,050	(e)	94.84	04/25/2021	3,740	$369,362	-	-
David W. Heinzmann	04/30/2010	4,000	0		42.13	04/30/2017	0	$0	-	-
	04/29/2011	8,700	0		62.21	04/29/2018	0	$0	-	-
	04/27/2012	7,133	3,567	(c)	63.09	04/27/2019	1,077	$106,365	-	-
	04/26/2013	3,700	7,400	(d)	66.68	04/26/2020	2,020	$199,495	-	-
	01/10/2014	-	-		-	-	2,142	$211,544	-	-
	04/25/2014	0	14,370	(e)	94.84	04/25/2021	4,120	$406,891	-	-
Ryan K. Stafford	04/27/2012	8,333	4,167	(c)	63.09	04/27/2019	1,260	$124,438	-	-
	04/26/2013	4,334	8,666	(d)	66.68	04/26/2020	2,366	$233,666	-	-
	04/25/2014	0	10,700	(e)	94.84	04/25/2021	5,053	$499,034	-	-
Michael P. Rutz	02/10/2014	-	-		-	-	835	$82,465	-	-
	04/25/2014	0	7,250		94.84	04/25/2021	2,080	$205,421	-	-

(a) The exercise price shown for individual optionees is the fair market value of the Company’s Common Stock on the date of grant (determined based on the closing price on that date reported on the NASDAQ Composite Tape).

(b) Values are based on the closing stock price of $98.76 per share of our common stock on the NASDAQ on December 26, 2014, the last business day of fiscal year 2014. There is no assurance that, if or when the RSUs vest, they will have this value.

(c) Options vest annually in installments of 33% beginning 4/27/2013, such that the options are fully exercisable on or after three years from the date of grant.

(d) Options vest annually in installments of 33% beginning 4/26/2014, such that the options are fully exercisable on or after three years from the date of grant.

(e) Options vest annually in installments of 33% beginning 4/25/2015, such that the options are fully exercisable on or after three years from the date of grant.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

Options Exercises and Stock Vested in 2014 Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (b)
Gordon Hunter	37,567	$1,072,168	10,697	(c)	$1,002,457

Philip G. Franklin	42,000	$2,352,578	4,066	(d)	$381,425

David W Heinzmann	5,900	$326,683	2,886	(e)	$270,460

Ryan K. Stafford	8,800	$288,112	3,277	(f)	$307,409

Michael P. Rutz	-	-	-		-

(a) Value Realized on Exercise represents the difference between exercise price and market price at the time of exercise, excluding any tax obligation in connection with such exercises.

(b) Determined based on the closing price of the Company common stock on the vesting dates, excluding tax obligations incurred in connection with such vesting

(c) Represents 33% installment vesting of RSU award granted on April 9, 2011, April 27, 2012 and April 26, 2013. Number of shares includes 5,022 shares withheld by the Company to pay for minimum statutory tax withholding due upon the vesting of the RSU awards on April 29, 2014, April 27, 2014, and April 26, 2014.

(d) Represents 33% installment vesting of RSU award granted on April 9, 2011, April 27, 2012 and April 26, 2013. Number of shares includes 1,909 shares withheld by the Company to pay for minimum statutory tax withholding due upon the vesting of the RSU awards on April 29, 2014, April 27, 2014, and April 26, 2014.

(e) Represents 33% installment vesting of RSU award granted on April 9, 2011, April 27, 2012 and April 26, 2013. Number of shares includes 934 shares withheld by the Company to pay for minimum statutory tax withholding due upon the vesting of the RSU awards on April 29, 2014, April 27, 2014, and April 26, 2014.

(f) Represents 33% installment vesting of RSU award granted on April 9, 2011, April 27, 2012 and April 26, 2013. Number of shares includes 1,060 shares withheld by the Company to pay for minimum statutory tax withholding due upon the vesting of the RSU awards on April 29, 2014, April 27, 2014, and April 26, 2014.

Pension Benefits

The table below provides the actuarial present value of the NEOs’ accumulated benefits and the number of years of service credited to each NEO under the terminated Pension Plan.

2014 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year ($)
Gordon Hunter	Littelfuse, Inc. Retirement Plan	5	$199,287	-

Philip G. Franklin	Littelfuse, Inc. Retirement Plan	10	$392,988	-

David W. Heinzmann	Littelfuse, Inc. Retirement Plan	24	$596,073	-

Ryan K. Stafford	Littelfuse, Inc. Retirement Plan	2	$51,640	-

Michael P. Rutz (b)	-	-	-	-

(a)

The figures shown in the Pension Benefits Table represent the present value, as of the 2014 fiscal year-end, of the benefits earned under the Pension Plan as of April 1, 2009, the date benefits under the Pension Plan were frozen. Present values were determined based on the following assumptions:

(i)	Each participating NEO is assumed to continue in active service until the earliest date at which he is entitled to retire and commence to receive unreduced benefit payments;

(ii)	The benefit for each participating NEO is assumed to be paid as an annuity for the life of the NEO; and

(iii)

The discount rate and mortality assumptions used to value the plan for the purposes of disclosure pursuant to ASC Topic 715-30 as of the 2014 fiscal year-end. Specifically, a discount rate of 3.9% per annum and the PPA 2014 Annuitant Mortality Table (post-retirement only) were used.

(b)	Mr. Rutz is not a participant in the Pension Plan.

Before April 1, 2009, all U.S. employees, including the participating NEOs, were eligible to participate in the Pension Plan, a tax-qualified defined benefit pension plan, upon completion of one year of service. The Company froze benefit accruals under the   Pension Plan effective April 1, 2009 and terminated the Pension Plan on July 31, 2014. Hence, no participant, including any of the NEOs, accrued any additional benefit for 2014.

The Pension Plan provides a benefit equal to 1% of final average monthly compensation plus 1/2% of final average monthly compensation in excess of covered compensation, for each year of credited service over one. “Final average monthly compensation” is the monthly average of the five consecutive calendar years’ compensation out of the last ten completed calendar years that give the highest average. The Pension Plan does not take into account compensation or credited service on or after the freeze date of April 1, 2009 (except as may be required by law). Compensation considered is base pay actually paid, excluding overtime and bonuses, subject to the IRS compensation limit. Participants become 100% vested after completion of five years of service, which vesting service a participant can continue to earn after the freeze date.

The benefit is payable as an annuity commencing at normal retirement date, which is the first of the month coincident with or next following the attainment of age 65 and completion of five years of vesting service. Participants are eligible for early retirement upon attaining age 55 and completing ten years of vesting service, with no reduction if payments commence at or after age 62, and reduced by formula for commencements prior to age 62. Participants separating from service after becoming 100% vested in their benefit but prior to becoming eligible for early retirement are eligible to start receiving their benefit payments as early as age 55, but that benefit will be actuarially reduced if payments commence prior to their normal retirement date.

In addition to the formula benefit described above, participants who retire after becoming eligible for early retirement but prior to their normal retirement date may be entitled to receive a temporary supplement of up to $600 per month from age 62 until age 65. The group of employees eligible to receive the temporary supplement was frozen as of April 1, 2009. None of the NEOs are eligible for the temporary supplement.

Nonqualified Deferred Compensation

The following table discloses contributions, earnings and balances under the SERP and the Supplemental Plan for each NEO.

2014 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Company Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gordon Hunter	$637,066	$67,926	$185,537	$0	$3,772,207

Philip G. Franklin	$0	$22,855	$55,658	$0	$2,184,510	(d)

David W. Heinzmann	$19,045	$27,099	$4,414	$0	$128,090

Ryan K. Stafford	$7,074	$16,669	$6,935	$0	$109,312

Michael P. Rutz	$0	$0	$0	$0	$0

(a)	Reflects amounts that have been reported as Salary in the Summary Compensation Table.

(b)

These amounts reflect Company and matching contributions made under the Supplemental Plan. These amounts were reported in the “All Other Compensation” column of the Summary Compensation Table for 2014. These amounts include contributions that are attributable to the 2014 fiscal year but that were made in 2015 after the end of the 2014 fiscal year.

(c)

These amounts represent interest earnings credited to each NEO’s account in the Supplemental Plan. Interest earnings credited to these accounts are derived from the actual returns on the same investment options that are available under the 401(k) Plan, and the allocation the executives make amongst those qualified plan investment options. Given that these investment options are available to all employees participating in the non-discriminatory, tax-qualified 401(k) Plan, the interest earnings credited to the Supplemental Plan are not considered to be above market and, thus, do not need to be reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For Mr. Franklin, this also includes interest earnings credited to his SERP account. Interest earnings were credited in 2014 to this account at a rate of 1.25% per annum. None of the interest earnings credited in 2014 were in excess of the amount of interest earnings that would have been credited in 2014 had the interest crediting rate been equal to 120% of the long-term, annual applicable federal rate published by the Internal Revenue Service for December 2014 (3.29%). As such, none of the interest earnings credited to Mr. Franklin’s SERP account in 2014 are required to be reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

(d)

This amount includes a SERP account balance of $1,786,419, which is comprised of no contribution by Mr. Franklin, $1,190,604 of Company contributions and $595,815 of interest earnings. The amounts reported as compensation for Mr. Franklin in the “All Other Compensation” column and the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2014 are both $0. As of 2014 fiscal year-end, Mr. Franklin is 100% vested in his SERP account balance.

We continue to maintain the SERP, an unfunded top-hat non-qualified deferred compensation plan that was terminated effective December 31, 2009, until all benefits that are due to participants are paid out. The SERP was a legacy plan that was closed to new participants several years ago. The plan was intended to provide supplemental retirement benefits to enable us to attract and retain executives. The target benefit under the SERP was 65% of the participant’s expected final average compensation offset by (a) the benefits attributable to employer contributions under any qualified retirement plans maintained by us and (b) 50% of the participant’s estimated Social Security retirement benefit. Mr. Franklin is the only NEO who is a participant in the SERP. Upon his termination or retirement, benefits would generally be paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Section 409A. No new SERP benefits can be earned on or after December 31, 2009, other than certain change of control benefits described below and annual interest to be credited based on the five-year Treasury constant maturity rate until the accounts are distributed.

On October 9, 2009, the Company adopted the Supplemental Plan for a selected group of U.S. management employees, including the NEOs. The Supplemental Plan is a top- hat non-qualified defined contribution retirement plan that allows participants to save for retirement by deferring up to 90% of their annual eligible pay to the Supplemental Plan and receiving a match thereon. For more information about the Supplemental Plan, please see the section entitled “Post-Employment Compensation - Retirement Plans.”

Post-Employment Compensation

Upon the termination of employment of a NEO, that officer may be entitled to additional benefits or payments beyond those provided under our benefit plans, depending on the event triggering the termination. The events that would trigger a NEO’s entitlement to additional benefits or payments, and the estimated value of these additional benefits or payments, are described in the following table. The table has been prepared assuming a termination date and, where applicable, a change of control date, of December 27, 2014, the last day of our 2014 fiscal year, and a stock price of $98.76 per share, which was the closing price of our common stock on December 26, 2014 (the last trading day for fiscal year 2014):

Name	Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause		Voluntary Resignation other than for Good Reason or Involuntary Termination for Cause (e)	Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause within 2 years of a Change of Control (b)	Death (c)	Disability (d)	Retirement (e)
Gordon Hunter	$7,660,873	(a)	$5,277,700	$12,773,435	$9,108,888	$6,916,746	$5,277,700

Philip G. Franklin	$2,766,437	(e)	$2,766,437	$5,506,712	$4,273,637	$3,048,101	$2,766,437

David W. Heinzmann	$128,090	(e)	$128,090	$3,278,755	$2,041,377	$841,377	$128,090

Ryan K. Stafford	$109,312	(e)	$109,312	$3,126,231	$1,967,793	$849,489	$109,312

Michael P. Rutz	$0		$0	$1,611,703	$1,116,861	$96,861	$0

(a)

The figure shown represents: (i) one year of base salary, (ii) his Annual Incentive Plan target bonus, (iii) the cost of one year of continued coverage under our group health and dental plans, calculated using the applicable COBRA premium, less the cost he paid for health and dental coverage in 2014, (iv) a pro-rata portion of his 2014 Annual Incentive Plan bonus (which would be the full bonus assuming termination on the last day of our fiscal year), (v) the cost of one year of continued coverage under our group life insurance plan, calculated using our premium cost for such coverage in 2014, (vi) the cost of outplacement services, assuming the maximum of $25,000, (vii) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination without cause after his early retirement and (viii) the value of his Supplemental Plan account as of the 2014 fiscal year-end.

(b)

The figure shown represents: (i) two years of annual base salary (three years for Mr. Hunter), (ii) two times (three times for Mr. Hunter) the greater of the average Annual Incentive Plan bonuses for three years (2011 through 2013) and the Annual Incentive Plan target bonus for 2014, (iii) a pro-rata amount (which would be the full bonus assuming termination on the last day of our fiscal year) equal to the greatest of the average Annual Incentive Plan bonuses for three years (2011 through 2013), the Annual Incentive Plan target bonus for 2014, and the Annual Incentive Plan bonus for 2014 based on performance, (iv) the cost of two years of continued coverage under our group health plan under COBRA, calculated using the applicable COBRA premium, less the cost the NEO paid for health coverage in 2014, and applying a tax gross-up (assuming such premiums are taxable) or reimbursement of excess individual insurance policy costs if COBRA is not available, and (v) the cost of outplacement services for two years, assuming the value of this benefit is 15% of the NEO’s annual base salary. In addition, this figure also includes the value of all unvested stock options and all unvested RSUs under the Long-Term Plan that fully vest on the change of control, the value of the NEO’s Supplemental Plan account as of 2014 fiscal year-end. The figure for Mr. Franklin also includes his SERP account balance as of the 2014 fiscal year-end. If the change of control and severance payments and benefits are above the threshold which triggers an excise tax under Section 280G of the Code, the severance is either reduced to the amount such that the excise tax is avoided or the full severance is paid with the excise tax imposed, whichever is most favorable to the executive on an after-tax basis. The figure represents the full amount of all change of control and severance payments and benefits payable to the executives, except for Mr. Hunter, whose payments and benefits were reduced below the Section 280G threshold amount.

(c)

The figure shown represents: (i) life insurance coverage equal to three times the executive’s annual base salary, (ii) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination due to death, (iii) the value of a pro rata portion of all unvested RSUs under the Long-Term Plan that vest on a termination due to death, and (iv) the NEO’s Supplemental Plan account as of the 2014 fiscal year-end. In addition, Mr. Hunter is entitled to a pro rata portion of his Annual Incentive Plan bonus for the year of his death (which would be the full bonus assuming termination on the last day of our fiscal year). For Mr. Franklin, the figure also includes the value of his SERP account as of the 2014 fiscal year-end.

(d)

The figure shown represents: (i) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination due to disability, (ii) the value of a pro rata portion of all unvested RSUs under the Long-Term Plan that vest on a termination due to disability, and (iii) the NEO’s Supplemental Plan account as of the 2014 fiscal year-end. In addition, Mr. Hunter is entitled to a pro rata portion of his Annual Incentive Plan bonus for the year of his disability (which would be the full bonus assuming termination on the last day of our fiscal year). For Mr. Franklin, the figure also includes the value of his SERP account as of the 2014 fiscal year-end.

(e)

The figure shown represents for all executives the value of their Supplemental Plan account as of the 2014 fiscal year-end. For Messrs. Hunter and Franklin the figure also includes the value of all unvested stock options under the Long-Term Plan that fully vest on a termination without cause after their early retirement equal to $1,505,493 and $581,927, respectively; however, if Mr. Hunter or Mr. Franklin are terminated for cause, their stock options will not vest and will expire on their date of termination. In addition, for Mr. Franklin, the figure includes the value of his SERP account as of the 2014 fiscal year-end; however, if he was terminated by the Company for cause or he violated certain non-compete provisions, he would forfeit his SERP benefit equal to $1,786,419.

Termination of Employment Generally

We have not entered into an employment agreement with any NEO, other than Mr. Hunter. His employment agreement is discussed in the section entitled “Gordon Hunter’s Employment Agreement Post-Employment Provisions.” Accordingly, the NEOs (other than Mr. Hunter) are generally not entitled to payments and benefits on termination of employment, except to the extent provided in a compensatory plan. Our NEOs have Change of Control Agreements (which are discussed in the section entitled “Change of Control Agreements Post-Employment Provisions”). Our life insurance plan for our NEOs provides that in the event of the death of the NEO, his beneficiary is entitled to a payout under our life insurance plan equal to three times annual base salary.

  Equity-Based Compensation Plans Post-Employment Provisions

The Long-Term Plan governs equity grants made in years 2010 and later, and under the provisions of the plan equity grants vest ratably over a period of three years, except in the event of death or “disability”, and upon a “change in control,” as such terms are defined in the plan.

Options granted to the NEOs in 2014 under the Long-Term Plan vest at the rate of 1/3 per year on each of the first three anniversaries of the grant date. In addition, the options automatically become fully vested upon the holder’s termination of employment due to death or “disability,” termination without cause within two years following a “change in control,” or termination without cause on or after “eligible retirement.” Upon any such termination of employment, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months (or 90 days in some cases) after the date of termination or 12 months in the case of death or the 7th anniversary of the grant date in the case of early retirement. Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months after termination to exercise his or her stock options which were vested immediately prior to termination (unless the holder is terminated for cause, in which case the options will no longer be exercisable effective immediately upon the holder’s termination date).

Grants of RSUs made under the Long-Term Plan vest at the rate of 1/3 per year on each of the first three anniversaries of the grant date. Unvested RSUs are generally forfeited upon the recipient’s termination of employment. However, if a recipient terminates employment due to death or “disability,” then a pro rata portion of his or her unvested RSUs may become vested based on the recipient’s prior service with the Company. Any unvested RSUs will automatically fully vest if an event occurs that constitutes a “change in control.”

For purposes of the Long-Term Plan, “disability” has the same meaning as in the holder’s award agreement or employment, change in control or similar agreement in effect between the holder and the Company. If no such definition exists, then “disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least three months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months. “Change in control” under the Long-Term Plan generally means the first to occur of (1) certain acquisitions by any person becoming the owner of more than 50% of the Company, by vote or by value, (2) certain acquisitions (other than as described in (1)) by any person becoming the owner of 30% or more of the total voting power of Company stock within a 12 month period, (3) replacement of a majority of the Board within a 12 month period by directors whose appointment or election is not previously endorsed by the then majority of the Board or (4) certain acquisitions of 40% or more of the Company’s assets. “Eligible retirement” means the date upon which an employee, having attained an age of not less than 62 and completing five years of employment with us, terminates employment with us and our subsidiaries.

As of December 27, 2014, none of the NEOs other than Messrs. Hunter and Franklin had satisfied both the age and service requirements to qualify for “eligible retirement.” As such, if any of the NEOs (other than Messrs. Hunter and Franklin) were to terminate employment, they would not be eligible for any accelerated vesting under the equity-based compensation plans.

Gordon Hunter’s Employment Agreement Post-Employment Provisions

If Mr. Hunter’s employment is terminated for cause or if Mr. Hunter terminates his employment other than for good reason, he is entitled to receive his compensation and benefits accrued up to the date of termination. For purposes of the agreement, “cause” means (1) a willful failure to perform in accordance with the direction of the Board (other than by reason of disability), or gross negligence in the performance, of his material duties and responsibilities to the Company or any of its affiliates; (2) certain breaches of responsibilities under the employment agreement; (3) a conviction of, or the plea of guilty or no contest to, a felony; (4) conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company; (5) other conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its affiliates; or (6) a material breach of his employment agreement that remains uncured after 30 days written notice by us to Mr. Hunter. For purposes of the agreement, “good reason” means (1) a material breach of the agreement by us not cured within 30 days after written notice by Mr. Hunter to us; or (2) without Mr. Hunter’s written consent: (a) any change in title or any material diminution of duties or authority; (b) assignment of duties materially inconsistent with duties in effect on the date of the agreement; (c) any change in the reporting structure of the Company; or (d) any requirement that Mr. Hunter relocate his principal residence as in effect on the effective date of the agreement or office other than at our headquarters offices.

If Mr. Hunter’s employment terminates due to death or disability, he is entitled to receive his compensation and benefits accrued up to the date of termination, plus his annual incentive bonus for the performance period in which the date of termination occurs, if any, based on actual performance for the entire period but subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination.

If Mr. Hunter’s employment is terminated by us other than for cause, or he terminates his employment for good reason, Mr. Hunter is entitled to receive his compensation and benefits accrued up to the date of termination. In addition, provided Mr. Hunter executes (and does not revoke) a release of claims agreement, we will: (1) continue to pay him his base salary during the 12 months following the date of termination at the rate in effect on the date of termination; (2) pay him a severance payment in 12 equal monthly installments equal to his annual incentive bonus at target; (3) if Mr. Hunter elects to exercise his rights under COBRA to continue his Company-sponsored group health and dental plan benefits, subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost for Mr. Hunter and his eligible dependents (provided they are entitled to receive such participation under applicable law and plan terms) for up to 12 months; (4) pay him an incentive bonus for the performance period in which the date of termination occurs, if any, based on actual performance for the entire period but subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination; (5) subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost of Mr. Hunter’s participation in our group life insurance plan (provided he is entitled to continue such participation under applicable law and plan terms) for up to 12 months; and (6) pay up to $25,000 for costs and expenses of outplacement services provided we receive applicable and timely documentation of such costs and expenses. The above payments may be delayed for up to six months to the extent required by Section 409A.

The agreement also contains certain covenants, including a confidentiality provision which applies perpetually (except for disclosures required by law or in the performance of his duties), a covenant not to compete with the Company for 12 months following termination of employment, and a covenant not to solicit Company employees or other service providers for 12 months following termination of employment.

The foregoing description of the terms of Mr. Hunter’s employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Change of Control Agreements Post-Employment Provisions

Each of our NEOs has entered into new change of control agreements with us, all of which expire on December 31, 2017. The new change of control agreements are substantially similar to the agreements that expired on December 31, 2014.

If a change of control occurs at any time on or before December 31, 2017, the Company has agreed to continue to retain the services of Messrs. Hunter, Franklin, Heinzmann, Stafford and Rutz, and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, the Company will provide them with: (i) monthly base salary that is no less than the highest monthly base salary provided to them during the twelve months prior to the change of control, (ii) fringe benefits, reimbursement of business expenses, paid vacation time and office support at levels no less than provided to them during the 120 days prior to the change of control, (iii) annual bonuses that shall be the greater of (a) the average of the NEO’s annual bonus for the three years prior to the change of control or (b) the target bonus amount applicable to the NEO for the fiscal year in which the change of control occurs, and (iv) health and welfare benefits and incentive, savings and retirement opportunities generally no less favorable, in the aggregate, than the plans in effect during the 120 days prior to the change of control or those provided after the change of control to other peer executives of the Company if more favorable.

Under the agreements, a “change of control” is triggered upon (i) certain acquisitions by any person becoming the beneficial owner of more than 50% of our outstanding stock or of the total voting power of our outstanding securities, (ii) the replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board, (iii) persons acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period or (iv) certain acquisitions of at least 40% of our assets during a 12-month period.

In the event that the Company terminates the service of Messrs. Hunter, Franklin, Heinzmann, Stafford or Rutz during the Service Period other than for cause, death or disability, or if any of them terminate their service for good reason, they will be entitled to the following payments and benefits in addition to certain accrued amounts:

(1)           a lump sum payment equal to two times (three times in the case of Mr. Hunter) his annual base salary and the greater of: (i) the average of the NEO’s annual bonus for the three years prior to termination from service or (ii) the target bonus amount applicable to the NEO for the fiscal year in which the termination occurs;

(2)           a pro-rata amount equal to the greatest of such NEO’s (i) target annual bonus for the fiscal year in which the termination occurs, (ii) annual bonus for the year in which the termination occurs based on performance through the termination date or (iii) average annual bonus for the last three fiscal years for the three years prior to the termination date;

(3)           during the two years following termination, reimbursement of the premium cost in excess of the normal active employee rate for his peer group to continue group medical benefits for him and his family under COBRA (or reimbursements of excess individual insurance policy costs, if COBRA is not available) plus any tax gross-up attributable to this amount;

(4)           for a period of up to two years after termination, or until the NEO accepts employment with any third party if earlier, reasonable outplacement services to the NEO for the purpose of assisting him with finding new employment;

(5)           any option or right granted to the NEO under any of our equity-based plans will be exercisable by the NEO until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of termination; and

(6)           the payment or provision of other amounts or benefits required to be paid under any of our plans, programs, policies, practices, contracts or agreements.

In addition to the above additional benefits and payments, the NEO will no longer be bound by any non-compete agreements. In addition, Mr. Hunter continues to be entitled to any Internal Revenue Code 409A severance payments that may be owed to him by the Company pursuant to his Amended and Restated Employment Agreement, dated December 31, 2007.

For purposes of the agreements, “cause” means (i) the willful and continued failure by the NEO to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that the NEO has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand or (ii) the willful engagement by the NEO in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

“Good reason” means (i) the NEO is not elected to, or is removed from, any elected office that the NEO held immediately prior to a change of control, (ii) the assignment to the NEO of any duties materially inconsistent in any respect with the NEO’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than isolated, insubstantial and inadvertent actions not occurring in bad faith which are remedied, (iii) any failure by the Company to comply with any of the provisions of the change of control agreement other than certain isolated, insubstantial and inadvertent failures not occurring in bad faith which are remedied, (iv) requiring the NEO to travel on business to a substantially greater extent than required immediately prior to the change of control or (v) any purported termination of the NEO’s service other than as expressly permitted under the agreements, in all cases provided the NEO provides at least 90 days’ notice and allows the Company at least 30 days to cure.

If the NEO’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued amounts due to the NEO for services prior to separation, the Company will pay to the NEO or his legal representative: (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years prior to the termination date, plus (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. These other benefits include, in the case of death, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives and, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled NEOs and/or their families. “Disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or any of our subsidiary’s) accident and health plan for at least 3 months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months.

If the NEO is terminated voluntarily without good reason during the Service Period, the Company will pay to the NEO any accrued amounts due to the NEO for services prior to termination, plus: (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, and (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. If the NEO is terminated for cause during the Service Period, the Company will pay to the NEO any accrued but unpaid base salary due to the NEO for services prior to termination, plus any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

The foregoing descriptions of the change of control agreements are qualified in their entirety by reference to the agreements as set forth as exhibits to our Annual Report on Form 10-K for our 2014 fiscal year ended December 27, 2014.

Supplemental Plan Post-Employment Provisions

Supplemental Plan account balances are at all times 100% vested, and each U.S. NEO is entitled to receive his Supplemental Plan account balance upon termination of employment, or if elected either (i) age 59½ or (ii) age 65 or the later of five years of service. The benefit is paid in a lump sum or installments over five years, as elected by the executive. For purposes of the Post-Employment Compensation table, we have assumed that the account balances of the NEOs will be paid on termination of employment in a lump sum, although the NEO could have elected a different distribution date and form of payment in accordance with the plan.

Please see the section entitled “Nonqualified Deferred Compensation” for more information about the Supplemental Plan.

SERP Post-Employment Provisions

As of December 27, 2014, Mr. Franklin was the only NEO eligible to participate in the SERP and his SERP benefit is fully vested. We terminated the SERP effective as of December 31, 2009, so no other NEO will become a participant in the future. Mr. Franklin is entitled to receive his SERP benefit upon his termination of employment, except that if he is terminated by the Company for cause or he violates the non-compete provisions in the SERP, he will forfeit his SERP benefit. Mr. Franklin’s SERP benefit will be paid in a lump sum generally as soon as administratively feasible following a six month deferral period because he is a “specified employee,” as required by Section 409A. “Cause” means: (i) felonious theft from the Company, embezzlement of Company funds, or any other fraud or dishonesty in any dealings with the Company, (ii) acceptance of any bribe, kick-back or other item of value from any person as consideration for acting or failing to act on behalf of the Company, (iii) failure or refusal to competently perform the duties the employee is reasonably expected to perform (other than due to disability) that is not cured within 60 days after notice, or (iv) conviction of a felony or crime involving moral turpitude.

Please see the section entitled “Nonqualified Deferred Compensation” for more information about the SERP.

Certain Relationships and Related Transactions

In February 2007, the Board adopted the Littelfuse, Inc. Policy on Related Person Transactions. This written policy provides that the Nominating and Governance Committee will review and approve Related Person Transactions (as defined below). The Chair of the Nominating and Governance Committee has been delegated the authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

“Related Person” is defined as: (1) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or a nominee to become a director of Littelfuse; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner; (4) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; (5) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and (6) any charitable or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Our Executive Vice President, Chief Legal and Human Resources Officer assesses for purposes of the policy whether a proposed transaction is a Related Person Transaction and must be approved by the Nominating and Governance Committee.

The approval procedures in the policy identify the factors the Nominating and Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to previously approved Related Person Transactions. The Nominating and Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Nominating and Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests and the best interest of our stockholders, as the Nominating and Governance Committee determines in good faith.

We did not enter into any Related Person Transactions in 2014.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the 2014 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant to Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding the independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee held seven meetings during fiscal 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 27, 2014, for filing with the SEC.

Audit Committee: Cary T. Fu (Chairman) Anthony Grillo John E. Major

Proposal No. 2

Approval and Ratification of

Appointment of Independent Auditors

Subject to approval of the stockholders, the Audit Committee of the Board has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 2, 2016. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Grant Thornton LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions.

The Board of Directors recommends that the stockholders vote FOR the approval and ratification of Grant Thornton LLP as our independent auditors for the fiscal year ending January 2, 2016.

Audit Related Matters

Audit and Non-Audit Fees

The following table presents the approximate fees for professional audit services rendered by: (1) Grant Thornton for the audit of our financial statements for the fiscal year ending on December 27, 2014 (as well as the approximate fees billed for other services rendered by Grant Thornton) and (2) Ernst & Young LLP (“Ernst & Young”) for the audit of our financial statements for the fiscal year ending on December 28, 2013 (as well as the approximate fees billed for other services rendered by Ernst & Young LLP):

	2014	2013
Audit Fees (1)	$887,776	$1,604,736
Audit-Related Fees (2)	133,181	69,300
Tax Fees (3)	24,686	134,411
Other (4)	6,125	6,496
Total	$1,051,768	$1,814,943

(1)

Includes fees related to U.S. GAAP audit and statutory audits of foreign subsidiaries. The amounts shown in the 2014 column include $20,000 billed by Ernst & Young and the remainder billed by Grant Thornton.

(2)	Includes fees related to audits of employee benefit plans in each year.

(3)	Includes fees related to tax, transfer pricing and expatriate tax advice and compliance in each year and other miscellaneous services.

(4)	Includes fees related to access to an on-line accounting research tool in each year.

Change in Independent Auditor

As disclosed in our Current Reports on Forms 8-K filed by the Company on March 6, 2014 and March 10, 2014, the Audit Committee dismissed Ernst & Young, an independent registered public accounting firm, as the Company’s independent auditors for the 2014 fiscal year on March 6, 2014, and subsequently appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2014 fiscal year.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended December 29, 2012 and December 28, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 29, 2012 and December 28, 2013 and in the subsequent interim period through March 6, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K). There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 28, 2013 and the subsequent interim period through March 6, 2014, which was related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed on February 25, 2014 (the “2013 Form 10-K”), and in the Amendment No. 1 to the Form 10-Q for the quarterly period ending March 30, 2013, filed on February 18, 2014 (the “Amended 10-Q”). As disclosed in the Amended 10-Q and in the 2013 Form 10-K, the Company concluded that a material weakness existed as of March 30, 2013 and December 28, 2013, respectively, in the design and operating effectiveness of its internal control over financial reporting with respect to the Company’s evaluation of the income tax considerations, including deferred tax valuation allowances, relating to the write-off of our investment in Shocking Technologies, Inc. during the quarterly period ending March 30, 2013. Ernst & Young’s report on the effectiveness of the Company’s internal control over financial reporting as of December 28, 2013, which was included in the 2013 Form 10-K, contained an adverse opinion thereon. The Audit Committee discussed the material weakness in the Company’s internal control over financial reporting with Ernst & Young, and previously authorized Ernst & Young to respond fully to the inquiries of Grant Thornton concerning such material weakness.

The Company furnished a copy of the above disclosures to Ernst & Young and requested that Ernst & Young provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.

During the Company’s fiscal years ended December 29, 2012 and December 28, 2013 and through March 6, 2014, the Company did not consult Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither where a written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

 Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit, statutory audits at foreign locations, quarterly reviews and tax services. The Chairman of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval for services that have not been previously pre-approved, but he must report the pre-approval at the next meeting of the Audit Committee.

Proposal No. 3

Re-Approval of the Performance Goals

in the Littelfuse, Inc. Long-Term Incentive Plan

Background

On February 4, 2010, the Board adopted, and on April 30, 2010, the stockholders approved, the Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Plan”). The Long-Term Plan was amended in 2012.

Our stockholders are being asked to consider and vote on this proposal to re-approve the performance goals under the Long-Term Plan. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and this proposal, the performance goals under the Long-Term Plan include:

●	the employees eligible to receive compensation;

●	a description of the business criteria on which the performance goals are based; and

●	the maximum amount of compensation that could be paid to any employee under the Long-Term Plan during a specified period if the performance goals are satisfied.

Stockholders are not being asked to approve an increase in the number of shares available for grant under the Long-Term Plan or any amendment of the Long-Term Plan, nor are they being asked to re-approve the Long-Term Plan itself. Rather this proposal is being presented to stockholders solely to address the periodic approval requirements of Code Section 162(m) described below.

Section 162(m) Approval

Section 162(m) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and our three other most highly compensated officers, other than the principal financial officer. Compensation that qualifies as “performance-based compensation” under Code Section 162(m) is not subject to the deduction limit.

A performance-based award made under the Long-Term Plan is eligible for this exception provided certain Code Section 162(m) requirements are met. One of these requirements relates to stockholder approval (and, in certain cases, re-approval) of the performance goals underlying the performance-based award. The performance goals in the Long-Term Plan were approved by stockholders on April 30, 2010. Code Section 162(m) requires re-approval of those performance goals after five years if the Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, we are seeking re-approval of the performance goals included in the Long-Term Plan in order to preserve the Company’s ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the Long-Term Plan.

The description of the Long-Term Plan below is a summary and is qualified in its entirety by reference to the provisions of the Long-Term Plan, which is attached as EXHIBIT A to this Proxy Statement.

The Board of Directors recommends that the stockholders vote FOR the re-approval of the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan.

Description of the Long-Term Plan

Administration. The Long-Term Plan requires that a committee of non-employee independent outside directors administer the Long-Term Plan. Currently, our Compensation Committee, which we refer to in this summary as the Committee, administers the Long-Term Plan. Among other powers and duties, the Committee determines the employees who will be eligible to receive awards and establishes the terms and conditions of all awards. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate its authority and administrative duties under the Long-Term Plan and may delegate to an executive officer its authority to grant awards to non-officer employees, subject to certain rules in the Long-Term Plan.

Shares Subject to the Long-Term Plan. The shares issuable under the Long-Term Plan are shares of our common stock that are (i) authorized but unissued or (ii) held in or acquired for the Littelfuse treasury. The total aggregate shares of common stock authorized for issuance during the term of the Long-Term Plan is limited to 1.2 million shares, plus the remaining reserved but unissued shares under the prior plans of 614,248, of which approximately 997,873 remain available for issuance as of the 2014 fiscal year end. The Committee must equitably adjust awards and the number of shares available under the Long-Term Plan in the event of a stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, reclassification or other recapitalization affecting the common stock. Subject to certain limitations, the shares of common stock allocable to the portion of awards granted under the Long-Term Plan that have been forfeited, canceled, expired without becoming exercised or terminated and which have not been applied to pay the exercise price or taxes, may again be issued pursuant to new awards under the Long-Term Plan.

Types of Awards. There are seven types of awards that may be made under the Long-Term Plan including incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award. For purposes of awards determined by reference to the fair market value of a share of our common stock, fair market value means the closing price of a share of our common stock on the relevant date, or if there are not sales on such date, on the next preceding day on which there were sales.

Eligibility. Current and future U.S. and non-U.S. employees (including officers) and prospective employees as designated by the Committee and members of our Board may receive awards under the Long-Term Plan. However, only U.S. employees may receive ISOs. As of February 26, 2015, approximately 230 individuals consisting of eleven executive officers, six directors who are not executive officers, and approximately 213 employees who are not executive officers are eligible to receive awards under the Long-Term Plan. The closing price of Littelfuse common stock on the NASDAQ National Market was $99.88 per share as of February 26, 2015.

Stock Options. ISOs are options to purchase our common stock that receive tax benefits if they meet the requirements under Code Section 422, and NQSOs are options to purchase our common stock that do not meet those requirements.

Option Grant: Each option award must be evidenced by an award agreement specifying the option exercise price, the term of the option, the number of shares of our common stock subject to the option, and such other provisions as the Committee determines, and which are not inconsistent with the terms and provisions of the Long-Term Plan (which need not be the same for each award or for each recipient). The award agreement must also specify whether the option is to be treated as an ISO within the meaning of Code Section 422. Options not designated as ISOs are considered to be NQSOs.

Exercise of Options: Options granted under the Long-Term Plan are exercisable at such times set forth in an award agreement. The exercise price of each option granted under the Long-Term Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. The exercise price of each ISO granted under the Long-Term Plan to any individual who owns more than 10% of the voting power of our stock must be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of shares to which ISOs are exercisable for the first time by any individual during any one calendar year is limited to $100,000, and any ISOs that become exercisable in excess of that amount are deemed NQSOs.

Payment of Exercise Price: The exercise price is payable in cash, by tendering shares of our common stock (which have been held for any minimum period needed to avoid adverse impacts for our financial reporting purposes), or, if permitted by the Committee, by withholding shares that would be acquired on exercise, tendering other awards payable under the Long-Term Plan, or broker-assisted cashless exercise (if permitted by all applicable laws and regulations). Options are exercisable at such times and subject to the conditions, restrictions and contingencies specified by the Committee.

Option Term: The maximum term of any option is ten years from the date of grant and, with respect to ISOs granted to an individual who owns 10% of the voting power of our stock, the maximum term is 5 years from the date of grant.

Stock Appreciation Rights. Each SAR represents the right to receive a payment in an amount equal to the increase in the fair market value of a share of our common stock on the date the recipient exercises the award over the fair market value of a share of our common stock at the date the award is granted (the “base price”). The Committee will determine, in its sole discretion, the number of SARs granted to any individual under the Long-Term Plan and any terms and conditions pertaining to the awards.

SARs Grant: Each award of SARs must be evidenced by an award agreement specifying the base price, the term of the SAR, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Long-Term Plan (which need not be the same for each award for each recipient).

Base Price of SAR: The base price of each SAR granted under the Long-Term Plan must be at least equal to the fair market value of a share of our common stock on the date of grant.

Settlement of SARs: SARs granted under the Long-Term Plan are exercisable (“settled”) at such times set forth in an award agreement. Following exercise of a SAR, a participant is entitled to receive payment in an amount determined by multiplying: (a) the excess of the fair market value of a share on the date of exercise over the base price per share; by (b) the number of shares with respect to which the SAR is exercised. Payment to settle SARs may be in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee. The Committee may provide a maximum dollar limit on the total payment due under a SAR.

SAR Term: The maximum term of any SAR is ten years from the date of grant.

Restricted Stock and Restricted Stock Units. An award of restricted stock is a grant of shares of our common stock subject to restrictions specified by the Committee that generally lapse upon vesting. Each RSU awarded entitles the recipient to receive, upon vesting of the award, one share of our common stock or cash in an amount equal to the fair market value of one share of our common stock on the date of vesting (or a combination of cash and shares, in the Committee’s discretion). Each award of restricted stock or RSUs must be evidenced by an award agreement that specifies the period of restriction for restricted stock or the vesting period for RSUs, the number of shares of restricted stock or RSUs granted, and such other provisions as the Committee shall determine, and which shall not be inconsistent with the terms and provisions of the Long-Term Plan (which need not be the same for each award or for each recipient). Unless otherwise provided in the award agreement, a recipient of a restricted stock or RSU award has no stockholder rights, such as voting or cash dividend rights, until vesting of the RSU or restricted stock.

Performance Units and Performance Shares. Each performance share represents the recipient’s right to receive one share of our common stock, upon satisfaction of performance goals established by the Committee. Each performance unit entitles the recipient to receive a cash payment equal to the value of the performance unit, as determined by the Committee on the grant date, upon satisfaction of the performance goals established by the Committee. Recipients of performance shares or performance units earn the right to receive payment based on the extent to which they achieve the applicable performance goals during the performance period, as determined by the Committee.

Grant of Performance Award: Each award of performance units or performance shares must be evidenced by an award agreement that specifies the initial value of the award, the performance goals and the performance period, and such other provisions as the Committee determines, and which are not inconsistent with the terms and provisions of the Long-Term Plan.

Stockholder/Dividend Rights: Unless otherwise provided in the award agreement, a recipient of performance shares or performance units has no stockholder rights, such as voting or cash dividend rights, until the award has vested and the recipient has received and become the stockholder of record for the shares of our common stock, if any.

Performance Goals. Awards granted to “covered employees” (as such term is defined in the regulations promulgated under Code Section 162(m)) under the Long-Term Plan may, in the Committee’s discretion, be designed to qualify as performance-based compensation under Code Section 162(m). Performance goals under the Long-Term Plan are based on performance measures, which may include any of the following: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Littelfuse or its business; or any combination thereof. In addition, the performance goals may be based in whole or in part upon the performance of Littelfuse and/or one or more of its affiliates, one or more of its divisions or units or, in such a case, any combination of the foregoing, on a consolidated or nonconsolidated basis, under one or more of these performance measures. These performance measures may be changed only if the Committee proposes a change for stockholder vote and stockholders approve a change. The performance goals that apply to any performance unit or performance share award must be established in writing by the Committee in the applicable award agreement. The Committee must certify attainment of these goals before any payout or vesting may be determined, and has the ability to adjust its determinations to decrease (but not increase) the payment under the award. If applicable tax and/or securities laws change to permit Committee sole discretion to alter the performance goals without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval.

Limitations on Awards to Covered Employees. The maximum number of shares that may be awarded pursuant to options, restricted stock, RSUs and performance units and shares under the Long-Term Plan to any “covered employee,” as such term is defined in the regulations promulgated under Code Section 162(m), in any one calendar year is limited to 200,000 shares of our common stock. In addition, in any one calendar year, a “covered employee” may not receive a cash amount payable under the Long-Term Plan greater than $3,000,000.

Vesting and Forfeiture. The Committee determines the time and conditions under which the award will vest or the period of restriction will lapse as part of making an award. Vesting or the lapse of the period of restriction may, in the Committee’s discretion, be based solely upon continued employment or service for a specified period of time, or may be based upon the achievement of specific performance goals (company-wide, subsidiary-wide, divisional, and/or individual), or both. Vesting means the time at which an option or SAR holder may exercise his or her award, the end of the period of restriction with respect to restricted stock or RSUs, or the time at which the recipient of performance units or performance shares has satisfied the requirements to receive payment of the award (which can be no less than one year). Vesting or lapse provisions need not be uniform among awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements will be set forth in the applicable award agreement. The Committee, in its discretion, may accelerate vesting of any award at any time. When a participant terminates employment or service with us, all unvested awards are forfeited unless otherwise provided by the Committee.

Extension Exercise Period. The Committee, in its discretion, may extend the period of time for which an option or SAR is to remain exercisable following a termination of service, but in no event beyond the expiration of the option or SAR.

Prohibition on Repricing. Except as required or permitted pursuant to a recapitalization or reorganization, in no event will the Committee amend an option or SAR to reduce the exercise or base price below the fair market value of the award on the date of grant or grant an option or SAR in exchange for the cancellation or surrender of an option or SAR with a higher per share exercise or base price.

Limits on Transfers of Awards/Beneficiary Designation. All awards are exercisable only by the participant during the participant’s lifetime, and are transferable only by will or by the laws of descent and distribution; provided, however, that the Committee may permit a transfer of an award, other than an ISO, to a family member of an individual, subject to such restrictions as the Committee may provide. Participants may designate a beneficiary or beneficiaries to receive their benefits under the Long-Term Plan if they die before receiving any or all of such benefit.

Deferrals. At the Committee’s discretion, cash or shares payable upon the satisfaction of any requirements with respect to RSUs, performance units, or performance shares may be deferred. Shares or cash payable upon the exercise of stock options or SARs or the vesting of restricted stock may not be deferred. Any deferrals must be timely elected to comply with policies and procedures established by the Committee and the requirements of Code Section 409A.

Recapitalization. Upon a recapitalization, the Committee must adjust the number and kind of shares issuable and maximum limits for each type of award, adjust the number and kind of shares subject to outstanding awards, adjust the exercise or base price of outstanding options or SARs, and make any other equitable adjustments to prevent dilution or enlargement of rights of awards.

Reorganization. Upon a reorganization, the Committee may decide that awards will apply to securities of the resulting corporation (with appropriate adjustment as determined by the Committee), that some or all options and some or all SARs will be immediately exercisable (to the extent permitted under federal or state securities laws), that options and SARs will be immediately exercisable and terminate after at least 30 days’ notice to holders (to the extent permitted under federal or state securities laws), and/or that some or all awards of restricted stock or RSUs will become immediately fully vested.

Amendment and Termination. Our Board may amend, suspend or terminate the Long-Term Plan and any award agreement at any time, without the consent of stockholders or participants; provided, however, that any amendment to the Long-Term Plan must be submitted to the Corporation’s stockholders for approval if stockholder approval is required by applicable law. However, no amendment or termination may adversely affect the rights of holders of outstanding awards without their consent unless necessary to comply with applicable law.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the Long-Term Plan is based on present federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Incentive Stock Options. An employee participant will generally have no tax consequences when he or she receives the grant of an ISO. In most cases, an employee participant also will not have income tax consequences when he or she exercises an ISO. An employee participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are NQSOs instead of ISOs. Additionally, subject to certain exceptions for death or disability, if an employee participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. Any shares recharacterized as NQSOs will have the have the tax consequences described below with respect to the exercise of NQSOs.

An employee participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date the common stock is acquired by the exercise of the ISO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the exercise price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.

If an employee participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates and be subject to employment taxes. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price.

Using shares acquired by exercising an ISO to pay the exercise price of another option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the employee optionholder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the option holder has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

There will be no tax consequences to Littelfuse when it grants an ISO or, generally, when an employee participant exercises an ISO. However, to the extent that an option holder recognizes ordinary income when he or she exercises, as described above, Littelfuse generally will have a tax deduction in the same amount and at the same time.

Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. Generally, in the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to employment taxes.

If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins on the exercise of the option.

The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.

There will be no tax consequences to Littelfuse when granting a NQSO. Littelfuse generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Stock Appreciation Rights. Neither the participant nor Littelfuse has income tax consequences from the issuance of a SAR. The participant recognizes taxable income at the time the SAR is exercised in an amount equal to the amount by which the cash and/or the fair market value of the shares of the common stock received upon that exercise exceeds the base price. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates and be subject to employment taxes. Littelfuse generally will be entitled to a tax deduction with respect to the exercise of a SAR in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock. A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, he or she paid for such stock. Littelfuse will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the holder will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the holder made a timely election under Code Section 83(b), he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock Units. A holder of RSUs generally will not recognize income at the time of the award. Upon delivery of the cash or shares due upon settlement of an RSU, a holder will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares distributed. Littelfuse will generally be entitled to a corresponding tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be long term or short term depending upon how long the shares are held).

Performance Shares. A holder of a performance share will generally recognize ordinary income and be subject to employment taxes in the year a payment of shares for performance under the Long-Term Plan is received. Similarly, Littelfuse will generally recognize a tax deduction in the same amount and at the same time

Performance Units. A holder of a performance unit will generally recognize ordinary income and be subject to employment taxes in the year a cash payment for performance under the Long-Term Plan is received. Similarly, Littelfuse will generally recognize a tax deduction in the same amount and at the same time.

Limitation on Company Deductions. No federal income tax deduction is allowed for Littelfuse for any compensation paid to a “covered employee” in any taxable year of Littelfuse to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of Littelfuse and the three other most highly compensated officers of Littelfuse other than the principal financial officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to performance shares or units, or the receipt of restricted stock. This deduction limitation, however, does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. Awards under the Long-Term Plan that are made to participants who are “covered employees” may be designed by the Committee to meet the requirements of the performance-based compensation exception under Code Section 162(m). The Committee intends to administer the Long-Term Plan in a manner that maximizes Littelfuse’s tax deductions under Code Section 162(m).

Code Section 409A. Code Section 409A applies to certain “nonqualified deferred compensation” and would impose adverse consequences if an award under the Long-Term Plan is neither exempt from, nor compliant with, the requirements of Code Section 409A. Such adverse consequences include, but are not limited to, immediate income inclusion of the ordinary income that would be recognized if the rights are exercised at the date of vesting, a 20% tax on the amount required to be included in income, and interest at a penalty rate. Littelfuse intends that any awards granted under the Long-Term Plan be exempt from or structured to comply with Section 409A. However, if an award is subject to Code Section 409A, absent the participant’s consent, the Committee may amend the such award, or take any other actions necessary to comply with, or exempt, such award from Code Section 409A.

Federal Income Tax Consequences of Failure to Approve Proposal

Code Section 162(m) generally denies a federal income tax deduction to Littelfuse for compensation in excess of $1,000,000 per year paid to our Chief Executive Officer and the next three most highly compensated officers (other than the principal financial officer). If this proposal is not approved by the stockholders, amounts payable under the Long-Term would be subject to this deduction limitation, which could have an adverse effect on Littelfuse’s net income. In addition, even if this proposal is approved by stockholders, nothing in this proposal precludes Littelfuse from granting awards that are not intended to be qualified performance-based compensation under Code Section 162(m), if deemed appropriate by the Compensation Committee.

The Board of Directors recommends that stockholders vote FOR the re-approval of the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan.

Proposal No. 4

Advisory Vote on Compensation of Named Executive Officers

In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis (beginning on page 15 above), the compensation tables (beginning on page 30 above), and the accompanying narrative as presented in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

 We believe that our executive compensation program has been effective in aligning the interests of stockholders and executives, incentivizing the accomplishment of corporate goals, and attracting and retaining talented executives. In deciding how to vote on this Say-on-Pay proposal, please consider the following factors regarding our compensation program, which are described in detail in this Proxy Statement under the heading “Executive Compensation — Compensation Discussion and Analysis”:

●	We align executive and stockholder interests by providing short and long-term incentives linked to operating performance;
●	An executive’s cash compensation correlates with his or her individual contribution and performance;
●	An executive’s compensation is based, in part, on our need to attract and retain the most talented industry leaders; and
●	An executive’s compensation is based, in part, on the practices of peers in our industry and other comparable companies.

Our Board of Directors, therefore, urges you to approve the compensation of our NEOs by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this Proxy Statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain, is required to approve the resolution. As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs. The Board of Directors has adopted a policy providing for annual say- on-pay advisory votes. Unless the Board of Directors modifies this policy, the next say-on-pay vote will be held at our 2016 annual meeting of stockholders.

The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs.

Compensation Plan Information

Information about our equity compensation plans that were either approved or not approved by our stockholders is as follows (as of December 27, 2014):

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	421,862	$67.88	997,873
Equity compensation plans not approved by security holders	—	$—	—
Total	421,862	$67.88	997,873

Stockholder Proposals

Stockholder Proposals for Inclusion in the 2016 Proxy Statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at our 2016 annual meeting must be received at our principal executive offices, in writing, by November 16, 2015 in order to be considered for inclusion in our 2016 Proxy Statement and the form of proxy relating to our 2015 annual meeting. All proposals should be submitted, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2), to our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.

Other Stockholder Proposals for Presentation at the 2016 annual meeting.    Stockholders of record who do not submit a proposal for inclusion in our proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2016 annual meeting, must provide advance written notice to us in accordance with our bylaws. Our bylaws require that in order to nominate persons to our Board or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to our Corporate Secretary, which notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day (February 24, 2016 for the 2016 annual meeting of stockholders) nor earlier than the close of business on the 90th day prior (January 25, 2016 for the 2016 annual meeting of stockholders) to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting to which such stockholder’s notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. The stockholder’s notice must contain detailed information specified in our bylaws and should be addressed to our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices.

       As to any proposal that a stockholder intends to present to stockholders without inclusion in our Proxy Statement for our 2016 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our corporate secretary at the address above by February 24, 2016.

The chairman of the 2016 annual meeting may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.

Other Matters

As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

By order of the Board of Directors,

/s/ Mary S. Muchoney

Mary S. Muchoney Secretary

March 13, 2015

FORM OF PROXY

LITTELFUSE, INC.
O'HARE PLAZA
8755 W. HIGGINS ROAD
CHICAGO, IL 60631

Expertise Applied | Answers Delivered

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 23, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 T. J . Chung 02 Cary T. Fu 03 Anthony Grillo 04 Gordon Hunter 05 John E. Major
06 William P. Noglows 07 Ronald L. Schubel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

		For	Against	Abstain
2	Approve and ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year of the Company ending January 2, 2016.	☐	☐	☐
3	Re-approve the performance goals in the Littelfuse, Inc. Long-Term Incentive Plan.	☐	☐	☐
4	Approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000232496_1 R1.0.0.51160

EXHIBIT A

LITTELFUSE, INC.
LONG-TERM INCENTIVE PLAN

SECTION 1.
ESTABLISHMENT, OBJECTIVES AND DURATION

1.1.     ESTABLISHMENT. Subject to the approval of the stockholders of Littelfuse, Inc. (the “Corporation”), the Corporation has established the Littelfuse, Inc. Long-Term Incentive Plan (the “Plan”), as set forth herein, effective as of February 3, 2010. The Plan supercedes and replaces (subject to the last sentence of Section 1.4) the Equity Incentive Compensation Plan, Littelfuse, Inc. Equity Incentive Compensation Plan, adopted effective March 1, 2006, and the Littelfuse, Inc. Outside Directors’ Equity Plan, adopted effective March 1, 2006 (the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to awards granted under such Prior Plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards.

1.2.     PURPOSE. The purpose of the Plan is to enhance stockholder value by linking long-term incentive compensation to the financial performance of the Corporation and to further align employees’ financial rewards with the financial rewards realized by the Corporation and its stockholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units.

1.3.     DURATION. The Plan shall remain in effect, subject to the right of the Corporation’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 15, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.

1.4.     APPROVAL BY STOCKHOLDERS. The Plan has been adopted by the Board of Directors subject to approval by the stockholders of the Corporation at the first annual meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called. Awards may be granted prior to stockholder approval, but no Award may be exercised or settled until the Plan is approved by the stockholders, and if the Plan is not so approved by January 31, 2011, the Plan, and all Awards granted under the Plan, shall be null and void; provided, however, that to the extent any Award could have been granted under one of the Prior Plans, it shall not be void, but shall be treated as having been granted under such Plan.

1

SECTION 2.
DEFINITIONS

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1.     “AWARD” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

2.2.     “AWARD AGREEMENT” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

2.3.     “BOARD” means the Board of Directors of the Corporation.

2.4.     “CHANGE IN CONTROL” means, unless the Committee otherwise determines, the first of the following events to occur:

(a)     The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than the Corporation, any Subsidiary, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (a “Person”) of any of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. For purposes of this Paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional stock by a Person who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, (ii) any acquisition in which the Corporation does not remain outstanding thereafter and (iii) any acquisition pursuant to a transaction which complies with Paragraph (c) below. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Paragraph;

(b)     The replacement of individuals who constitute a majority of the Board, during any twelve (12) month period, by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election, provided that, if the Corporation is not the relevant corporation for which no other corporation is a majority shareholder for purposes of Treasury Regulation Section 1.409A-3(i)(5)(iv)(A)(2), this Paragraph (b) shall be applied instead with respect to the members of the board of the directors of such relevant corporation for which no other corporation is a majority shareholder;

(c)     The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), other than the Corporation, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary , during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation. For purposes of this Paragraph (c), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional control by a person or more than one person acting as a group who are considered to effectively control the Corporation within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) and (ii) any acquisition pursuant to a transaction which complies with Paragraph (a); or

2

(d)     The acquisition by any individual person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), other than a transfer to a related person within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(B), during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For purposes of this Paragraph (d), “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The above definition of “Change in Control” shall be interpreted by the Board, in good faith, to apply in a similar manner to transactions involving partnerships and partnership interests, and to comply with Code Section 409A.

2.5.     “CODE” means the Internal Revenue Code of 1986, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

2.6.     “COMMITTEE” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 3 to administer the Plan, or in the absence of either, the Board.

2.7.     “CORPORATION” means Littelfuse, Inc., a Delaware corporation, and any successor to all or substantially all of the assets or voting stock of such entity as provided in Section 18.

2.8.     “DIRECTOR” means any individual who is a member of the Board.

2.9.     “DISABILITY” means, unless otherwise provided in the Award Agreement or in an employment, change of control or similar agreement in effect between the Participant and the Corporation or Subsidiary, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation or a Subsidiary.

2.10.     “EFFECTIVE DATE” means February 3, 2010.

2.11.     “EMPLOYEE” means any Employee of the Corporation or any Subsidiary.

2.12.     “EXCHANGE ACT” means the Securities Exchange Act of 1934, and all rules and formal guidance issued thereunder, as amended from time to time, or any successor act thereto.

2.13.     “FAIR MARKET VALUE” means, with respect to the relevant date, if the Shares are duly listed on a national securities exchange or on The Nasdaq Stock Market, the closing price of a Share on such date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares for such date, as determined by the Committee in good faith and in compliance with Code Section 409A. Such price shall be subject to adjustment as provided in Section 4.3.

3

2.14.     “INCENTIVE STOCK OPTION” OR “ISO” means the right to purchase Shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.15.     “NAMED EXECUTIVE OFFICER” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.16.     “NONQUALIFIED STOCK OPTION” OR “NQSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Stock Option as described in Section 6.

2.17.     “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.18.     “OPTION PRICE” means the per Share purchase price of a Share purchased pursuant to an Option.

2.19.     “PARTICIPANT” means an Employee, prospective Employee, or Director who has outstanding an Award granted under the Plan, and includes those former Employees and former Directors who have certain post-termination rights under the terms of an Award.

2.20.     “PERFORMANCE-BASED EXCEPTION” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.21.     “PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.22.     “PERFORMANCE SHARE” means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals, as described in Section 9.

2.23.     “PERFORMANCE UNIT” means an Award that entitles the Participant to a cash payment upon achievement of performance goals, as described in Section 9.

2.24.     “PERIOD OF RESTRICTION” means the period during which the transfer of an Award or the Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Award or Shares are subject to a substantial risk of forfeiture, as provided in Sections 8 and 9.

2.25.     “PLAN” means the Littelfuse, Inc. Long-Term Incentive Plan, as set forth herein.

2.26.     “RESTRICTED STOCK” means an Award of Shares subject to a Period of Restriction granted to a Participant pursuant to Section 8.

4

2.27.     “RESTRICTED STOCK UNIT” OR “RSUs” shall mean a right to receive Shares or cash upon the lapse of the Period of Restriction pursuant to Section 8.

2.28.     “SERVICE” shall mean the performance of services for the Corporation (or any Subsidiary) within the meaning of Code Section 409A, except to the extent otherwise specifically provided in the Award Agreement.

2.29.     “SHARE” OR “SHARES” means Shares of common stock of the Corporation.

2.30.     “STOCK APPRECIATION RIGHT” OR “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares pursuant to the terms of Section 7.

2.31.     “SUBSIDIARY” means any affiliate of the Corporation; provided, however, that with respect to any ISO “Subsidiary” means any Corporation during any period in which it is a “parent corporation” (as that term is defined in Code Section 424(e)) with respect to the corporation or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Corporation.

SECTION 3.
ADMINISTRATION

3.1.     PLAN ADMINISTRATION. The Committee shall administer the Plan. The Committee shall consist of not fewer than two Directors who are non-Employee Directors of the Corporation, within the meaning of Rule 16b-3 of the Exchange Act; “outside directors”, as defined in Code Section 162(m)(4)(c)(i); and “independent directors” for purposes of the rules of the exchange on which the Shares are traded; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, to carry out the duties of the Committee for all purposes relating to any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board.

Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

3.2.     AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, the Committee shall have full power to select Employees, prospective Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; decide whether and to what extent Awards shall be structured to conform with Code Section 162(m) requirements for the Performance-Based Exception; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations consistent with the terms of the Plan for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 15; provided that the Committee shall not have the authority to amend any Option or SAR to reduce its Option Price or base price except in accordance with Sections 4.3 and 4.4. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, including establishing administrative methods for the exercise of Options and SARs. The Committee’s determinations, interpretations and actions under the Plan need not be uniform and may be made selectively among Employees, prospective Employees, Directors and their beneficiaries.

5

3.3.     DECISIONS BINDING. All determinations and decisions made by the Committee (or its delegate) pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Employees, Directors, Participants, and their estates and beneficiaries.

3.4.     DELEGATION BY COMMITTEE. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers of the Corporation. The Committee may delegate to an executive officer of the Corporation the authority to grant Awards under the Plan to Employees who are not officers of the Corporation or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved by the Committee prior to the grant of said Awards, the Committee in its delegation shall specify the maximum Shares that may be awarded to one Participant pursuant to such delegation in any calendar year, and the executive officer shall report any such grants to the Committee at its next meeting. In the case of any such delegation, references in this Plan to the “Committee” shall include any such delegate, as applicable. The Committee hereby delegates to each of the Corporation’s Corporate Secretary and General Counsel the authority to document any and all Awards made by the Committee and/or an authorized executive officer under the Plan. The Committee may revoke any such allocation or delegation at any time.

3.5.     INFORMATION TO BE FURNISHED TO COMMITTEE. The records of the Corporation and Subsidiaries as to an Employee’s, Director’s or Participant’s employment, termination of employment, performance of Services, termination of Services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award hereunder, furnish the Committee with such evidence, data or information as the Committee reasonably considers desirable to carry out the terms of the Plan.

3.6.     INDEMNIFICATION. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Corporation shall indemnify the members of the Committee (and any delegates of the Committee, as permitted under Section 3.4, to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Corporation relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their delegates) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

6

SECTION 4.
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1.     SHARES AVAILABLE FOR AWARDS.

(a)     The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Corporation. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 1,200,000 Shares, all of which may be issued pursuant to Incentive Stock Options and are subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan, as set forth above, shall be increased by reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans.    In no event shall fractional Shares be issued under the Plan.

(b)     Upon:

(i)     a payout of a SAR, RSU, or Performance Unit Award under this Plan or comparable awards under either of the Prior Plans in the form of cash; or

(ii)     a cancellation, termination, expiration without exercise, forfeiture, or lapse for any reason, of any Award under this Plan or any award granted under either of the Prior Plans; the number of Shares underlying any such Award (or Prior Plan award) that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business.

All Restricted Shares which vest, and all Shares issued in settlement of an Option, SAR, Restricted Stock Unit, or Performance Share Award, or withheld for payment of the Option Price or any tax imposed upon the exercise or settlement of the Award, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

Notwithstanding the foregoing, when a stock-settled SAR is exercised under the Plan or either of the Prior Plans, the total number of Shares subject to the SAR shall not be available for subsequent issuance under the Plan, regardless of the number of Shares used the settle the SAR.

7

4.2.     INDIVIDUAL PARTICIPANT LIMITATIONS. Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)     Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, Restricted Stock, Restricted Stock Units and Performance Shares) that may be granted to a Named Executive Officer in any year shall be 200,000 Shares.

(b)     The maximum aggregate cash payout with respect to any Award to any Named Executive Officer in any year shall be $3,000,000.

4.3.     ADJUSTMENTS. (a) Recapitalization. Notwithstanding any other provision of the Plan, if the Corporation is involved in a corporate transaction or any other event which affects the Shares (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall make or provide for such adjustments to Awards to prevent the dilution or enlargement of rights of the Awards as follows:

(i)     The Committee shall take action to adjust the number and kind of Shares that are issuable under the Plan and the maximum limits for each type of Award;

(ii)     The Committee shall take action to adjust the number and kind of Shares subject to outstanding Awards;

(iii)     The Committee shall take action to adjust the Exercise Price or base price of outstanding Options and Stock Appreciation Rights; and

(iv)     The Committee shall make any other equitable adjustments.

Only whole Shares shall be issued in making the above adjustments. Further, the number of Shares available under the Plan or the number of Shares subject to any outstanding Awards shall be the next lower number of Shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Section 424. If the Corporation issues any rights to subscribe for additional Shares pro rata to holders of outstanding Shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding Shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights.

(b)     Reorganization. If the Corporation is part of any reorganization involving merger, consolidation, acquisition of the Stock or acquisition of the assets of the Corporation, the Committee, in its discretion, may decide that:

(i)     any or all outstanding Awards shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to each such Award would have been entitled;

8

(ii)     any or all outstanding Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Options or SARs under the terms of the Plan;

(iii)     any or all Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Options or SARs have been granted; and/or

(iv)     any or all unvested Restricted Stock Units and Restricted Stock on which restrictions have not yet lapsed shall become immediately fully vested, nonforfeitable and payable.

(c)     Limits on Adjustments. Any issuance by the Corporation of stock of any class other than the Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Plan shall be conclusive.

4.4.     PROHIBITION ON REPRICING. Anything else contained herein to the contrary notwithstanding, except as provided in Section 4.3, the Committee shall not amend any Option or SAR to reduce its Option Price or base price, and shall not issue to any Participant a new Award in exchange for the surrender and cancellation of any other Award, if such new Award has an Option Price or base price (as applicable) lower than that of the Award for which it is exchanged, or take any other action that would have the effect of reducing the Option Price or base price of an Option or SAR.

SECTION 5.
ELIGIBILITY AND PARTICIPATION

5.1.     ELIGIBILITY. Persons eligible to participate in the Plan include current and future U.S. and non-U.S. Employees (including officers), persons who have been offered employment by the Corporation or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Corporation or Subsidiary), and Directors, as designated by the Committee; provided, however, that ISOs may only be granted to U.S. Employees.

5.2.     PARTICIPATION. Subject to the provisions of the Plan, the Committee, shall determine and designate, from time to time, the Employees, prospective Employees and Directors to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

9

SECTION 6.
STOCK OPTIONS

6.1.     GRANT OF OPTIONS AND AWARD AGREEMENT.

(a)     Option Grant. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.

(b)     Award Agreement. Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed an NSO. No ISO may be granted to any person more than 10 years after the Effective Date of the Plan.

6.2.     OPTION PRICE. The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently decreased by the Committee except pursuant to Section 4.3 and in compliance with Code Section 409A. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3.     TERM OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4.     EXERCISE OF OPTIONS. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NSOs to the extent of such excess. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares that must be exercised at any one time.

10

6.5.     EXERCISE AND PAYMENT. Options granted under this Section 6 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and all applicable tax withholding. The Option Price and applicable tax withholding upon exercise of any Option shall be payable to the Corporation in full either:

(a)     in cash or its equivalent,

(b)     by tendering previously acquired Shares (held for any minimum period needed to avoid adverse impacts to the Corporation’s earnings for financial reporting purpose), valued at their Fair Market Value at the time of exercise, with such documentation as the Committee may require, or

(c)     a combination (i) and (ii).

In addition, payment of the Option Price and applicable tax withholding may be payable by one or more of the following methods either upon written consent from the Committee or if one or more of the following methods will not result in a charge to the Corporation’s earnings for financial reporting purposes:

(d)     by withholding Shares that otherwise would be acquired on exercise (valued at their Fair Market Value at the time of exercise),

(e)     by tendering other Awards payable under the Plan, or

(f)     by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of proceeds from a sale of all or a portion of the Shares being exercised.

As soon as practicable after receipt of a written (or electronic) notification of exercise and full payment, the Corporation shall deliver, electronically or in paper form, the Shares to the Participant. No Participant shall have any rights of a shareholder with respect to Shares subject to an Option, including any right to receive dividends, to vote, or to participate in the equity of the Company, until such Option has been exercised and payment made in full as provided herein.

SECTION 7.
STOCK APPRECIATION RIGHTS

7.1.     GRANT OF SARS AND AWARD AGREEMENT.

(a)     SAR Grant. Subject to the terms and conditions of the Plan, SARs may be granted to Participants and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the base price of the SAR, which base price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR. Base prices of SARs shall not subsequently be decreased by the Committee, except pursuant to Section 4.3. The Committee, in its sole discretion, may provide a maximum dollar limit on the total aggregate payment due under a SAR.

11

(b)     Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2.     TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten years from the grant date.

7.3.     EXERCISE OF SARS. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares with respect to which the SAR must be exercised at any one time.

7.4.     EXERCISE AND PAYMENT. SARs granted under this Section 7 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised, accompanied by full payment for all applicable tax withholding. The applicable tax withholding upon exercise of any SAR shall be payable to the Corporation in full in the same manner as set forth in Section 6.5 above. As soon as administratively practicable following exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)     The excess of the Fair Market Value of a Share on the date of exercise over the base price per Share; by

(b)     The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, exercisable at any time, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 8.
RESTRICTED STOCK and RESTRICTED STOCK UNITS

8.1.     GRANT OF RESTRICTED STOCK OR RSUS AND AWARD AGREEMENT.

(a)     Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or RSUs to Participants in such amounts as the Committee shall determine in its sole discretion. The Committee shall have complete discretion in determining the number of Shares underlying each Award (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions, including the Period of Restriction or vesting, pertaining to such Restricted Stock or RSU. The Committee may designate an RSU as payable in cash, Stock, or a combination thereof.

12

(b)     Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction or vesting, the number of Shares granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.

8.2.     TRANSFERABILITY OF RESTRICTED sTOCK. Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee (subject to Section 11) and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion (subject to Section 11) and set forth in the Award Agreement.

8.3.     settlement of award. Except as otherwise provided in Section 18.7 or in any Award Agreement, and subject to any deferral elected pursuant to Section 13.2, the Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation’s possession, or may deposit or transfer such Shares electronically to a custodian designated by the Committee, until such time as all conditions and/or restrictions applicable to such Shares have been satisfied as soon as administratively practicable after the last day of the applicable Period of Restriction on a Restricted Stock Award or following vesting of an RSU Award, Shares covered by such Restricted Stock Award or, in the case of RSUs, cash, Shares, or a combination thereof, shall be delivered (in the case of Shares, electronically or in paper form) to the Participant.

8.4.     SHAREHOLDER RIGHTS. Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Restricted Stock or RSU Award, including voting and cash dividend rights, until after the last day of the Period of Restriction on the Restricted Stock or vesting of the RSU and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Restricted Stock Award and subject to a Period of Restriction equal to the remaining Period of Restriction applicable to the Shares of Restricted Stock with respect to which the dividend is paid. As a condition to receipt of Shares of Restricted Stock, the Participant shall execute any voting proxies or other similar documents requested by the Committee.

SECTION 9.
PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1.     GRANT OF PERFORMANCE UNITS/SHARES AND AWARD AGREEMENT.

(a)     Grant of Performance Unit/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its sole discretion, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

13

(b)     Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2.     VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Share shall represent the Participant’s right to receive a Share (subject to Section 9.4), upon satisfaction of performance goals established by the Committee. Each Performance Unit shall represent the Participant’s right to receive a cash payment equal to the value of the Performance Unit (as determined by the Committee on the grant date, and subject to Section 9.4), upon satisfaction of the performance goals established by the Committee. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares and/or Performance Units that will be paid out to the Participant. For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3.     EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payment on his or her Performance Units and/or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding performance goals have been achieved, as determined by the Committee.

9.4.     FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Except as provided below, and subject to any deferral elected pursuant to Section 13.2, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Any Shares paid to a Participant may be subject to any restrictions deemed appropriate by the Committee.

9.5.     SHAREHOLDER RIGHTS. Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Performance Share Award, including voting and cash dividend rights, until after the Award has vested and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Award and subject to the same accrual, forfeiture, and payout restrictions as apply to the underlying Award with respect to which the dividend is paid.

14

SECTION 10.
PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Corporation or the Corporation’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Corporation, a Subsidiary, division and/or other operational unit under one or more of such measures.

The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of the Performance-Based Exception or Code Section 162(m) and, thus, using performance measures other than those specified above.

SECTION 11.
VESTING AND FORFEITURES

11.1.     Vesting. As part of making any Award, the Committee may determine the time and conditions under which the Award will vest or the Period of Restriction will lapse. Vesting or the lapse of the Period of Restriction may, in the Committee’s discretion, be based solely upon continued employment or Service for a specified period of time, or may be based upon the achievement of specific performance goals (Corporation-wide, Subsidiary-wide, divisional, and/or individual) which are established by the Committee in its discretion, subject to Section 10. For all purposes of this Plan, “vesting” of an Award shall mean:

(a)     In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

(b)     In the case of Restricted Stock, the end of the Period of Restriction.

(c)     In the case of Restricted Stock Units, the end of the Period of Restriction.

15

(d)     In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 11.2.

Vesting or lapse provisions need not be uniform among Awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements shall be set forth in the applicable Award Agreement.

11.2.     VESTING ON TERMINATION OF EMPLOYMENT. Unless otherwise approved by the Committee either at the time of grant or at some later date in accordance with Code Sections 409A and 422, upon the termination of the Participant’s employment or Service with the Corporation and its Subsidiaries, all outstanding Awards shall be cancelled and no longer exercisable on the date of the termination. To the extent that the Committee approves extended vesting or exercise provisions, such provisions need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.

11.3.     ACCELERATION OF VESTING. The Committee may, in its sole discretion, accelerate the vesting or lapse of the Period of Restriction, in whole or in part, with respect to any Award, but no such acceleration shall be effective unless evidenced by a writing signed by a duly authorized officer of the Corporation. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.4.     EXTENSION OF EXERCISE PERIOD. The Committee may, in its sole discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to extend the period of time for which the Option or SAR is to remain exercisable following the Participant's termination of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option or SAR term, and/or to permit the Option or SAR to be exercised, during the applicable post-termination exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Participant's termination of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service. Such an extension may result in recharacterization of an ISO as a NSO.

SECTION 12.
TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

12.1.     LIMITS ON TRANSFERABILITY OF AWARDS.

(a)     Except as otherwise provided below, Awards may be exercisable only by the Participant during the Participant’s lifetime, and Awards shall not be transferable other than by will or the laws of descent and distribution. Any purported transfer of any Award or any interest therein that does not comply with the terms of this Plan shall be null and void and confer no rights of any kind upon the purported transferee.

16

(b)     The Committee may, in its discretion, permit a Participant to transfer any Award other than an ISO to any family member of such Participant, subject to such restrictions and limitations as the Committee may provide; provided, however, that any such Award shall remain subject to all vesting, forfeiture, and other restrictions provided herein and in the Award Agreement to the same extent as if it had not been transferred; and provided further that in no event shall any transfer for value be permitted. For purposes of this Section 12.1(b), the terms “family member” and “transfer for value” have the same meaning as in the General Instructions to SEC Form S-8, or such other form as the SEC may promulgate in replacement thereof.

(c)     To the maximum extent permitted by law, no Award shall be subject, in whole or in part, to attachment, execution or levy of any kind; provided, however, that nothing contained herein shall affect the right of setoff set forth in Section 14.3.

(d)     Nothing contained in this Section 12.1 shall preclude a Participant from transferring Restricted Shares that have vested, or Shares that are issued in settlement of an Option, SAR, RSU, or Award of Performance Shares or Performance Units, subject to the remaining provisions of this Plan and applicable law.

12.2.     DESIGNATION OF BENEFICIARY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing (or electronically, if permitted by the Committee) with the Secretary of the Corporation (or its designee) during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 13.
DEFERRALS; COMPLIANCE WITH SECTION 409A

13.1.     PROHIBITION ON DEFERRALS OF OPTIONS, SARS, AND RESTRICTED STOCK. No Participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Stock upon the vesting thereof.

13.2.     DEFERRALS OF Restricted stock units, PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

(a)     A deferral election may be made only at one of the following two times:

(i)     In the case of an Award that cannot vest (other than by reason of death, Disability, or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty days after the date of grant or one year prior to the earliest date on which the Award may vest.

17

(ii)     In the case of an Award that is subject to a Performance Period of not less than one year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first 90 days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six months prior to the end of the Performance Period.

(b)     A deferral election shall state the time and manner of payment. Payment must either be on a specified date, at the time of the Participant’s separation from Service with the Corporation and its Subsidiaries as defined in Code Section 409A, death, or Disability, or upon the occurrence of a Change in Control. Notwithstanding the foregoing:

(i)     An amount payable by reason of a separation from Service to an Employee who is a “key employee” of the Corporation, as defined in Code Section 409A, shall not be paid until six months after the separation from service, and any portion of such amount that would otherwise be payable during such six month period shall be paid instead at the end of such period.

(ii)     Payment of any amount that the Corporation reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Corporation reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

(iii)     Any payment that the Corporation reasonably determines will violate a term of a loan agreement to which the Corporation is a party, or other similar contract to which the Corporation is a party, and such violation will cause material harm to the Corporation shall be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Corporation.

(iv)     Any payment that the Corporation reasonably anticipates that will violate Federal securities laws or other applicable law will be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation.

(v)     The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five years.

(c)     No payment that a Participant has elected to defer pursuant to this Section 13.2 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

13.3.     COMPLIANCE WITH SECTION 409A. The provisions of this Plan, including but not limited to this Section 13, are intended to comply with the restrictions of Code Section 409A, and, notwithstanding the Participant consent requirements of Section 15.1, the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Section 409A.

18

SECTION 14.
RIGHTS AND OBLIGATIONS OF PARTIES

14.1.     NO GUARANTEE OF EMPLOYMENT OR SERVICE RIGHTS. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Corporation or any Subsidiary.

For purposes of the Plan, temporary absence from employment or Service because of illness, vacation, approved leaves of absence, and transfers of employment or Service among the Corporation and its Subsidiaries, shall not be considered to terminate employment or Service or to interrupt continuous employment or Service. Conversion of a Participant’s employment relationship to a Service arrangement, and vice versa, shall not result in termination of previously granted Awards.

14.2.     PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.3.     RIGHT OF SETOFF. The Corporation or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.4.     SECTION 83(B) ELECTION. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the U.S. may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.5.     DISQUALIFYING DISPOSITION NOTIFICATION. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

19

SECTION 15.
AMENDMENT, MODIFICATION, AND TERMINATION

15.1.     AMENDMENT, MODIFICATION, AND TERMINATION. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no Board action, other than to the extent necessary to comply with applicable U.S. or foreign laws, may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

15.2.     AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan, other than to the extent necessary to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award.

SECTION 16.
WITHHOLDING

The Corporation shall have the power and the right to deduct or withhold from amounts due to the Participant by the Corporation, or require a Participant to remit to the Corporation as a condition of any Award, an amount (in cash or in kind, subject to the approval of the Corporation) sufficient to satisfy the minimum Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Notwithstanding the above, in the case of Options or SARs, such tax withholding shall be accomplished as set forth in Sections 6.5 and 7.4.

SECTION 17.
SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Corporation or otherwise.

20

SECTION 18.
MISCELLANEOUS

18.1.     UNFUNDED PLAN. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or the obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

18.2.     COMPLIANCE WITH CODE SECTION 162(M). The Corporation intends that Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named Executive Officer with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

18.3.     AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the U.S. in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the U.S.. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides. If determined advisable by the Committee, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

21

18.4.     GENDER AND NUMBER; HEADINGS. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

18.5.     SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.6.     REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time on or after the Effective Date, the Committee, in its discretion, shall determine that the requirements of any applicable federal or state securities laws should fail to be met, no Shares issuable under Awards and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Options or SAR at any time when it determines that allowing the exercise and issuance of Shares would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or SAR are extended during a period of suspension. With respect to “Insiders,” transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear such restrictive legend(s) as the Corporation deems necessary or advisable under applicable law, including Federal and state securities laws. If the date of the vesting or lapse of the Period of Restriction with respect to any Award, other than an Option or SAR, held by Participant who is subject to the Corporation’s policy regarding trading of its Stock by its officers and directors and Shares (the “original vesting date”) is not within a “window period” applicable to the Participant, as determined by the Corporation in accordance with such policy, then the vesting or lapse of the Period of Restriction with respect to such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the Participant pursuant to such policy.

18.7.     ADDITIONAL RESTRICTIONS ON TRANSFERS. The Committee may impose such restrictions on any Shares acquired pursuant to an Award, including Restricted Shares, Performance Shares, or Shares received upon exercise of an Option or SAR or under an RSU, as it may deem advisable.

18.8.     GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

22